                                                                   EXHIBIT 10.14
                                                                   -------------



                    MENDIK REAL ESTATE LIMITED PARTNERSHIP,

                                    Landlord


                                      and


                              ICON CAPITAL CORP.,

                                     Tenant


                              STANDARD FORM LEASE



                              Dated July    , 1992

                                     INDEX


                                                                       Page

Access................................................................  12
Additional Rent.......................................................   3
Adjoining Building....................................................   1
Air-Conditioning......................................................  10
Antenna...............................................................  39
Assignment............................................................  25
Attornment............................................................  30
Base Rent.............................................................  13
Base Tax Year.........................................................   1
Base Year.............................................................   1
Brokerage.............................................................  31
Cafeteria.............................................................  37
Changes in the Building...............................................  12
Commencement Date.....................................................  16
Construction..........................................................  36
Costs of Operation....................................................   7
Continuation Term.....................................................  38
Curing Tenant's Defaults..............................................  31
Damage and Destruction................................................  18
Damages...............................................................  34
Default Provisions....................................................  24
Definitions and Term..................................................   1
Demise and Premises...................................................   3
Electrical Energy.....................................................  16
Electric Inclusion Charge.............................................   1
Eminent Domain........................................................  17
Estoppel Certificate..................................................  24
Events of Default.....................................................  24
Expiration Date.......................................................   1
Failure to Enforce Terms..............................................  35

Guarantor.............................................................     2
Heat..................................................................    10
Indemnification.......................................................    33
Insurance.............................................................    19
Interest Rate.........................................................     2
Landlord's Contribution...............................................     2
Laws and Requirements of Public Authorities...........................    11
Miscellaneous Provisions..............................................    37
Modifications.........................................................    35
Mortgaging............................................................    25
Name of Building......................................................    10
No Other Representations..............................................    36
Non-Liability.........................................................    33
Non-Recourse..........................................................    33
Notices...............................................................30, 33
Other Tenants.........................................................    10
Preparing the Demised Premises........................................     4
Quiet Enjoyment.......................................................    30
Ready for Occupancy...................................................     6
Real Estate Tax Changes...............................................    13
Recording.............................................................    24
Re-Entry by Landlord..................................................    31
Rent..................................................................     3
Rent Adjustments Based Upon Costs of Operation........................     7
Rent Adjustments Based Upon Taxes.....................................    13
Repairs and Maintenance...............................................    17
Rules and Regulations.................................................    33
Security Deposit...................................................... 2, 28
Services - Landlord's.................................................    14
Shoring...............................................................    36
Storage Space.........................................................    38
Subletting............................................................    25
Subordination.........................................................    30
Successors and Assigns................................................    36
Surrender.............................................................    23
Tenant's Changes......................................................    21
Tenant Identification.................................................    10
Tenant's Property.....................................................    23
Termination of Lease..................................................    24
Terms and Definitions.................................................     1
Use...................................................................    10
Ventilating...........................................................    10
Waivers...............................................................    35

                                    EXHIBITS
                                    --------

EXHIBIT
---------

A     -    Floor Plan(s)
A-1   -    Tenant's Plans
B     -    Building Standard Work/Work Charge
C     -    Rules and Regulations
D     -    General Cleaning Specifications
E     -    Parking Plan

                                 STANDARD FORM
                               OF LEASE AGREEMENT

     LEASE AGREEMENT, made as of the ____ day of July, 1992, between "Landlord" (as hereinafter defined) and ICON CAPITAL CORP. (hereinafter called the "Tenant"), a corporation organized under the laws of the State of New York having its principal office at one Summit Avenue, White Plains, New York 10606.

                                   ARTICLE 1

                         Definitions and Certain Terms

     1.01 The following terms shall have the meanings set forth opposite each of them, provided that if "None" is set forth opposite any term then the provisions of the Lease applicable to such term shall be considered deleted and of no force and effect. Where alternative definitions are set forth, only the definition following the marked set of parenthesis shall apply.

"Adjoining Building":

     That building known as 550 Mamaroneck Avenue, Harrison, New York.

"Base Rent":

     (As adjusted in accordance with Articles 3, 6, 10, and 12 hereof):

          - For the 1st Rent Year, $408,680.00, payable in monthly installments of $34,056.67 per month;

          - For the 2nd Rent Year, $420,700.00, payable in monthly installments of $35,058.33;

          - For the 3rd Rent Year, $438,730.00, payable in monthly installments of $36,560.83;

          - For each of the 4th and 5th Rent Years, $255,925.81. payable in monthly Installments of $36,560.83 for each of the last 7 months, and no monthly Installments of Base Rent shall be payable during each of the first 5 months;

          - For the 6th Rent Year, $299,170.33, payable in monthly Installments of $40,066.67 for each of the last 7 months, $18,703.64 for the fifth month and no monthly installments of Base Rent shall be payable during each of the first 4 months

          - For each of the 7th and 8th Rent: Years, $480,800.00, payable in monthly installments of $40,066.67 per month;

     - For each of the 9th and 10th Rent Years, $504,840.00, payable in monthly installments of $42,070.00 per month; and

          - For each of the 11th and 12th Rent Years, $540,900.00, payable in monthly installments of $45,075.00 per month.

"Base Tax Year":

          July 1, 1992 through June 30, 1993.

"Base Year":

          The period commencing on the Commencement Date and ending on the day preceding the first anniversary thereof.

"Building"

          The building erected at 600 Mamaroneck Avenue, in the Town of Harrison, in the County of Westchester, State of New York.

"Commencement Date":

          The date on which the Demised Premises are ready for occupancy as provided in Article 5 hereof.

"Demised Premises":

          That space on the fourth floor of the Building delineated on the floor plan(s) attached hereto an Exhibit "A", the total area of which in the Leased Floor Space.

"Electric Inclusion Charge":

          None.

"Expiration Date":

          The last day of the calendar month in which occurs the end of a 12 year period from the Commencement Date (if the Commencement Date shall occur on a day other than the first day of a calendar month such period shall run and be measured from the first day of the calendar month following the Commencement Date) or ending on an earlier date on which this Lease may expire or be cancelled or terminated pursuant to the terms of this Lease.

"Guarantor":

          None.

"Interest Rate":

          The annual rate of interest equal to two (2) percentage points above the interest rate then most recently announced by any of Citibank, N.A., The Chase Manhattan Bank, N.A. and Bankers Trust Company (to be chosen by Landlord), or their successors, as their corporate base lending rate, which rate may change from time to time during the Term, which rate shall be deemed additional rent.

"Landlord":

          MENDIK REAL ESTATE LIMITED PARTNERSHIP, a New York limited partnership having an office c/o Mendik Realty Corp., 330 Madison Avenue, New York, New York 10017, of which the present general partners are Mendik Corporation, having an office at the same address, and Hutton Real Estate Services XV, Inc., having an office at 388 Greenwich Street, New York, New York 10013.

"Landlord's Contribution":

          None.

"Leased Floor Space":

          The total number of rentable square feet of space in the Demised Premises, which Landlord represents has been computed in accordance with accepted measurement standards and which, for purposes of this Lease, the parties agree and stipulate is 24,040 square feet.

"Leasing Broker":

          Rostenberg-Doern Company, Inc.
          100 First Stamford Place
          Stamford, Connecticut 06902

"Parking Spaces":

          Approximately 848 parking spaces located in the Building parking lot for use in common by all tenants of the Building and the Adjoining Building.

"Permitted Use":

          Insofar as the Leased Floor space is concerned, only as executive and administrative offices; and insofar as the Storage Space is concerned, as storage space for Tenant's files and equipment as permitted by applicable law.

"Prepayment":
          $34,056.67 to be applied toward the first full monthly installment of Base Rent.

"Proportionate Share":

          20.18%, which is the percentage resulting from dividing the Leased Floor Space by the Total Floor Space.

"Rent Year":

          The period commencing on the first day of the Term and ending with the day preceding the first anniversary of such first day, and each twelve-month period thereafter measured from each anniversary date, except that if the Period between the last such anniversary and the Expiration Date is less than twelve months, then the last Rent Year shall be such lesser period.

"Security Deposit":

          $950,000.00 deposited pursuant to Article 23 hereof.

"Standard Business Hours":

          8:30 a.m. to 5:30 p.m. on Mondays through Fridays, except the days when the following six legal holidays are observed: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

"Term":

          The period beginning on the Commencement Date and ending at noon on the
     Expiration Date.

"Total Floor Space":

          The total number of square feet of space in the Building which Landlord represents has been computed in accordance with accepted measurement standards and which, for purposes of this Lease, the parties agree and stipulate is 119,112 square feet.

"After Hours Heating Charge":

          $150.00 per hour as provided in Section 7.01 hereof.

"After Hours Cooling Charge":

          $175.00 per hour as provided in Section 7.01 hereof.

"After Hours Ventilating Charge":

          $100.00 per hour as provided in Section 7.01 hereof.

     1.02 Electrical energy consumed by Tenant In the Demised Premises shall be
(   ) at the "Electric Inclusion Charge" as defined in, and as provided under,
Section 12-04 hereof, or (   ) measured by a sub-meter, furnished and Installed
at Tenant's cost and expense. and as otherwise provided in Section 12.05 hereof, or ( X ) separately metered at Landlord's cost and expense pursuant to Section 12.06, and purchased by Tenant from the utility supplying electricity to the Building.

     1.03 Intentionally omitted.

     1.04 "Tenant's Plans" (as defined in Section 4.01A) and engineering plans
and drawings shall be prepared by   ( X )  Tenant or  (   )  Landlord; and the
cost thereof shall be borne (    ) all by Tenant, or ( X ) all by Landlord, or (
) by Landlord to the extent of $_________ per square foot of Leased Floor Space and the balance by Tenant.

                                   ARTICLE 2

                              Demise and Premises

     2.01 The general location, size and layout of the Demised Premises are outlined on Exhibit "A", but Exhibit "A" shall not be deemed to be a warranty, representation or agreement on the part of Landlord that the Demised Premises and the Building will be exactly as indicated an Exhibit "A".

     2.02 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises for the Term, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions, and reservations) and covenants hereinafter provided. Each party hereto agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

     2.03 Nothing herein contained shall be construed as a grant or demise by Landlord to Tenant of the roof or exterior walls of the Building, of the space between the ceiling or drop ceiling and the floor or roof above (although Tenant may use such space for wiring and cabling for Tenant's equipment so long an Tenant complies with all applicable codes and such use does not interfere with Landlord's use of such space), below the floor of the Demised Premises, of the parcel of land on which the Demised Premises are located, and/or of any parking or other areas adjacent to the Building.

                                   ARTICLE 3

                         Base Rent and Additional Rent

     3.01 Whenever used in this Lease, the term (insofar as it pertains to this Lease) "fixed rent", "minimum rent", "base rent" or "basic rent", or any such term using the word "rental", "rents" or "rentals" in lieu of "rent", shall mean Base Rent; and whenever used in this Lease, the term (insofar as it pertains to this Lease) "rent", "rentals", "Rent", or the plural of any of them, shall mean Base Rent and additional rent.

     3.02 Tenant shall pay to Landlord without notice or demand and without abatement, deduction or set-off, in lawful money of the United States of America, at the office of the Landlord as specified in Article 1 hereof or at such other place as Landlord may designate, the Base Rent reserved under this Lease for each Lease Year of the Term, payable in equal monthly installments in advance on the first day of each and every calendar month during the Term; and additional rent consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of Base
Rent). If any check tendered by Tenant, for any payment due, shall be dishonored by the payor bank, Tenant shall pay Landlord, without prejudice to any of Landlord's rights and remedies, in compensation for the additional administrative, bookkeeping and collection expenses incurred by reason of such dishonored check, the sum of $100. If during any Rent Year two or more checks tendered by Tenant, for any payment due, shall be dishonored by the payor bank, all future payments of rent by Tenant shall be made by certified or official bank checks drawn on banks having a banking office in Westchester County, or, if Landlord requests, by Federal Reserve wired funds into Landlord's account.

     3.03 Tenant shall pay the Base Rent and additional rent herein reserved promptly as and when the same shall become due and payable under this Lease. If the commencement of the first Rent Year shall occur on a day other than the first day of a calendar month the Base Rent and additional rent shall be prorated for the period from such commencement date to the last day of the said calendar month and shall be due and payable on said commencement date. Notwithstanding the provisions of the next preceding sentence, Tenant shall pay on account toward the first full calendar monthly installment of Base Rent, on the execution of this Lease, the repayment specified in Article 1 hereof.

     3.04 If the Base Rent or any additional rent shall be or become uncollectible, reduced or required to be refunded by virtue of any law, governmental order or regulation, or direction of any public officer or body pursuant to law, (of the nature of a rent freeze or rent restriction) Tenant shall enter into such agreement(s) and take such other action (without additional expense to Landlord) as Landlord may reasonably request, and as may be legally permissible, to permit Landlord to collect the maximum Base Rent and additional rent which may from time to time during the continuance of such legal rent restriction be legally permissible, but not in excess of the amounts of Base Rent or additional rent payable under this Lease. Upon the termination of such rent restriction prior to the Expiration Date, (a) the Base Rent and additional rent shall become and thereafter be payable under this Lease in the amount of the Base Rent and additional rent set forth in this Lease for the period following such termination, and (b) Tenant shall pay to

Landlord, to the maximum extent legally permissible, an amount equal to (1) the Base Rent and additional rent which would have been payable pursuant to this Lease, but for such legal rent restriction, less (2) the Base Rent and additional rent paid by Tenant during the period that such legal rent restriction was in effect.

     3.05 If Tenant shall fail to pay when due any installment or payment of Base Rent or additional rent (following 5 days notice of such failure from Landlord to Tenant with respect to two of such failures in any Rent Year), Tenant shall be required to pay a late charge of $.01 for each $1.00 which remains so unpaid. Such charge shall be imposed only once insofar as any specific installment or payment is concerned. Such late charge is intended to compensate Landlord for additional expenses incurred by Landlord in processing such late payments. Tenant agrees that the late charge imposed is fair and reasonable, complies with all laws, regulations and statutes, and constitutes an agreement between Landlord and Tenant as to the estimated compensation for costs and administrative expenses incurred by Landlord due to the late payment of rent to Landlord by Tenant. Tenant further agrees that the late charge assessed pursuant to this Lease is not interest, and the late charge assessed does not constitute a lender/borrower relationship between Landlord and Tenant. Nothing herein shall be intended to violate any applicable law, code or regulation, and in all instances all such charges shall be automatically reduced to any maximum applicable legal rate or charge.

     3.06 The receipt or acceptance by Landlord of Base Rent and/or additional rent with knowledge of breach by Tenant of any term, agreement, covenant, condition or obligation of this Lease shall not be deemed a waiver of such breach.

     3.07 No payment by Tenant or receipt by Landlord of a lesser amount than the correct Base Rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, unless waived in writing by Landlord, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.


                                   ARTICLE 4

                         Preparing the Demised Premises

     4.01 A.   Tenant's final working plans, specifications and drawings
covering all work to be performed in the Demised Premises ("Tenant's Plans") are described on Exhibit A-1. Tenant's Plans shall be in compliance with all laws, codes and regulations and shall be sufficient to obtain a building permit for all work shown thereon. Landlord shall pay Dennis Noskin, Architects, for preparation of Tenant's Plans and for preparation of any changes in Tenant's Plans required to effect such compliance.

          "Landlord's Work" shall mean upgrading of elevator cab consistent with the re-design of the Building and with a contemporary look, including, without limitation, replacement of wall panels (of the same or similar materials but of a different color to be selected by Landlord's architect) in elevator cabs and compliance with the Americans for Disabilities Act insofar as areas of the "Real Property" (as defined in Article 10) not leased to tenants are concerned.

          "Tenant's Work" shall mean all work as shown an Tenant's Plans, as well as (unless presently existing), the supply and installation of a direct electric meter to measure consumption of electricity in the Demised Premises and floor patching, where necessary for levelling, prior to installation of carpeting, except that the following shall not be part of Tenant's Work: personal property, furniture, work stations, trade fixtures and equipment, and any work necessary for telephone, telecommunications and computer power requirements, conduit, wire, outlets and systems (collectively sometimes called "Excluded Tenant's Work").

          Landlord approves Tenant's Plans, but no approval thereof shall be deemed an agreement by Landlord that the work included therein is in compliance with any legal requirements or is otherwise feasible or is the only work necessary to use and occupy the Demised Premises and obtain a certificate of occupancy therefor. Landlord shall not be required to commence any work until Tenant's Plans have been received, receipted and approved as provided herein.

          B. Landlord's work shall be performed and completed, at Landlord's cost and expense, simultaneously with the performance of Tenant's Work.

     4.02 A.   Landlord shall perform Tenant's Work in a good and workmanlike manner, at Landlord's cost and expense, to the extent of the quality and quantity set forth in Exhibit A-1, except that labor and materials for the following Tenant's work (sometimes called "Work Charge Tenant's Work") shall be performed at the "Work Charge", as described in Paragraph IX of Exhibit B attached hereto and made a part hereof: magnetic door openers/closers; supplementary or auxiliary air-conditioning; sound baffling in more than 7 offices; all "millwork", which shall mean all wood walls, wood work in the fourth floor lobby and all other wood work (including, without limitation, that in the training center and conference room), if any, which, in accordance with standard construction practice, must be custom-built or fabricated (as opposed to purchased from ready-made stock), but specifically excluding laminated countertops and laminated kitchen cabinets as shown on Tenant's Plans; and all sconces (in excess of $125 per fixture) and all down lights (in excess of $100 per fixture). Also included within Work Charge Tenant's Work are installation of all pantry appliances chosen by Tenant (towards which Landlord shall contribute the lesser of the cost thereof and $3,500), and installation of the security systems shown on Tenant's Plans in excess of four card readers; it is understood that the first four card readers are part of Tenant's Work to be paid for by Landlord.

          B    Within 30 days following the Commencement Date, Tenant shall pay to Landlord $10,000 as partial reimbursement of Landlord's cost of performing Tenant's Work. Unless otherwise specified on Exhibit A-1, work shall be deemed "Building Standard" (which shall mean that quality and quantity of work set forth in Paragraphs I through VIII of Exhibit B).

Work Charge Extra Work and work resulting from changes in Tenant's Plans shall be performed at the "Work Charge".

          C. Within 7 days of the "Execution Date" (as defined in Section 34.05), Landlord will order the following materials shown on Tenant's Plans: wallcovering, carpeting, supplemental air-conditioning and marble, so long as within that time Tenant has approved samples of such materials submitted by Landlord and so long as such materials will not require substitution by "Substitute Materials" (as defined in Section 4.07 hereof). As a covenant of this Lease, Landlord shall, within 20 days of the Execution Date, (i) obtain from the contractor or manufacturer confirmation of the approximate delivery dates of the following items, as shown on Tenant's Plans: wallcovering, carpeting, supplemental air-conditioning and marble, or (ii) if any such items are unavailable or likely will result in a delay in the Demised Premises being ready for occupancy, notify Landlord of Substitute Materials for such items.

     4.03 Tenant shall be responsible for performing all Excluded Tenant's Work required by Tenant. If Tenant requests, Landlord shall obtain estimates for Tenant for Excluded Tenant's Work pursuant to details, requirements and from parties requested of Landlord by Tenant. Notwithstanding the foregoing or any contrary provision of this Lease, Landlord shall not be responsible for any damages, or subject to any liability whatsoever, to Tenant or any other party arising out of, as a consequence of, or related to the use or operation, manner of installation or any Excluded Tenant's Work or the obtainment of any estimates therefor in connection with the foregoing. If Tenant shall employ or use any contractor or subcontractor other than Landlord in the performance of any work in connection with Tenant's initial occupancy, all of Tenant's duties and obligations set forth in Article 17 (relating to Tenant's duties and obligations in making Tenant's Changes) shall be applicable to and binding upon Tenant with respect to any such work except that Tenant shall not require Landlord's approval for any work shown on Tenant's Plans. Such work by Tenant shall not commence until 30 days prior to the Commencement Date. During the performance by Tenant of any such work prior to it being ready for occupancy, Tenant and Tenant's contractors shall not interfere with Landlord's contractors or with any other tenant or its contractors and shall not cause any delays or labor disputes; if Tenant does, immediately upon notice from Landlord or Landlord's contractor Tenant shall cause such interference, delays and disputes to terminate.

          In addition to Tenant's contractors and subcontractors, Tenant's employees (to the extent qualified and licensed, where required by applicable laws or codes) may, in accordance with the foregoing paragraph, perform Excluded Tenant's Work. In the event such employee performance shall cause any labor disputes with Landlord's contractors, then Tenant shall immediately terminate use of such employees and in lieu thereof use qualified contractors who will not create such disputes, in which event, after prior notice to Landlord, Tenant shall pay to Landlord $4.25 for each hour such qualified contractors devote to completing such Excluded Tenant's Work, and Landlord shall pay the full costs to such qualified contractors.

     4.04 Landlord's agreement to do any work in the Demised Premises as set forth herein shall not require it to incur overtime costs and expenses and shall be subject to any delays due to acts of God, governmental restrictions or guidelines, strikes, labor disturbances, shortages or materials and supplies and for any other causes or events whatsoever beyond Landlord's reasonable control ("Events of Force Majeure"). Landlord has made, and makes, no representations as to the date when the Demised Premises will be ready for Tenant's occupancy, and notwithstanding any date specified in Section
1.01 or elsewhere in this Lease as the Commencement Date it is understood that the same is merely an estimate.

     4.05 All materials and workmanship provided or performed by Landlord shall be Building Standard quality, as defined In Exhibit B, unless otherwise specified.

     4.06 Tenant shall be responsible for all damage caused by trades employed by Tenant; for the cost of all electricity and trash removal which may be incurred by Landlord and to the extent necessary, in connection with the performance of Excluded Tenant's Work and any other work performed by Tenant; for the cost of employing such additional union help as shall be required under the rules and regulations of the unions; for the reasonable costs of supervisory personnel employed by Landlord in connection with such work; a pro rata portion of the reasonable cost of staff and other personnel to the extent their time reasonably is spent or incurred in connection with such work; for compliance with the reasonable rules and regulations of the Building with respect to construction of such work; for compliance with all laws, codes and regulations of all authorities having jurisdiction, including, without limitation, all inspections required by such authorities in connection with such work; and for obtaining a certificate of occupancy for the Demised Premises in the event such work is performed after the Demised Premises are ready for occupancy as provided in Article 5 hereof.

     4.07 If by reason of (a) Tenant's failure to substitute "Substitute Materials" (as defined below in this Section 4.07) for wallcovering, carpeting, supplemental air-conditioning or marble included in Tenant's Plans or in changes thereof, if Landlord notifies Tenant that such failure reasonably likely will delay the completion of Tenant's Work by the dates set forth in Section 5.07 hereof, (b) Intentionally Omitted, (c) Intentionally Omitted, (d) any changes (or delays in processing any proposed changes, including, without limitation, revisions of drawings and obtaining and negotiating prices) in the material or work on Tenant's Plans or otherwise requested by Tenant, (e) the failure of Tenant to act promptly when any consent or approval reasonably may be requested by Landlord, or (f) the occurrence of any delays for which Tenant is responsible in accordance with the terms of the Lease, ("Delay Conditions"), Landlord is delayed in supplying the materials or completing the work to be performed by Landlord in accordance with the provisions of this Lease and/or the Work Letter, then the Commencement Date and the obligations of Tenant to pay Base Rent and additional rent (i) shall be accelerated by one day for each day, or part of a day, during which a Delay Condition existed, but (ii) in no event shall be later than the date the Demised Premises would have been ready for occupancy if no Delay Conditions had occurred; and the foregoing shall be applicable whether or not Landlord has completed such work or whether or not a certificate of occupancy or other permission to occupy shall have issued or been approved for insurance. Landlord's time to complete the work to be performed by Landlord shall be extended by the number of days necessary for Landlord to complete such work as a result of the occurrences of any of the Delay Conditions. For purposes of this Section 4.07, "Substitute Materials" shall mean wallcovering, carpeting, supplemental air-conditioning and/or marble, the use of which will not result in a delay in completion of Tenant's

Work by the dates set forth in Section 5.07 hereof, and which materials are reasonably comparable, in price and quality, to those included in Tenant's Plans or changes thereto.

     4.08 Notwithstanding the commencement of rent as aforesaid, work on the Demised Premises whether performed by Landlord or by Tenant shall be performed only during regular time union working hours. If Tenant requires Landlord to perform work during other hours, or if Tenant desires to perform any work through its contractors, agents, or employees, provided Landlord so consents, Tenant shall pay as additional rent, the cost of employing such additional union help as shall be required under the rules and regulations of the unions employed by Landlord in connection with the Building, as well as the cost of supervisory personnel employed by Landlord in connection with the Building. Payment shall be made by Tenant to Landlord within ten (10) days after being billed therefor.

     4.09 Wherever in this Lease reference is made to the performance of work or construction (including, without limitation, in Articles 4, 9 and 15) (a) by Landlord, it shall mean, unless Landlord otherwise shall determine to perform the work or construction, by a contractor or contractors chosen by Landlord, it being understood that Landlord itself shall not be required to perform such work or construction: and to the extent that, pursuant to this Lease, the cost of such work or construction is payable by Tenant, such cost shall be at the Work Charge applicable to work performed by or on behalf of Landlord under, and computed in accordance with, Paragraph IX of Exhibit B; and (b) by Tenant, it shall mean at the Work Charge applicable to work performed by Tenant under, and computed in accordance with, Paragraph IX of Exhibit B.

     4.10 Landlord will assign to Tenant all warranties from suppliers and subcontractors of Tenant's Work, to the extent assignable.

                                   ARTICLE 5

                   Commencement Date and Ready for Occupancy

     5.01 Intentionally Omitted.

     5.02 The Demised Premises shall be deemed ready for occupancy on the earliest date on which all of the following conditions have been met:

          A. A certificate of occupancy (temporary or permanent) or other permission to occupy, if necessary, has been issued for Tenant's Work in the Demised Premises or approved for issuance by the appropriate department of the municipality where the Building is located not inconsistent with the Permitted Uses, subject to the provisions of Section 4.07 and with the restrictions set forth in Article 8 hereof;

          B. Landlord shall have substantially completed Tenant's Work as shown on the Tenant's Plans but excluding Work Charge Tenant's Work (subject to delays provided In Section 5.03 hereof); and

          C. Means of access have been provided, and the use without material interference of the facilities necessary to Tenant's occupancy of the Demised Premises, including Building corridors, elevators, stairways, Building heating, ventilating, air conditioning, sanitary, water, and electrical lighting and power facilities, are available to Tenant substantially in accordance with Landlord's obligations under this Lease.

"Substantially completed" or "substantial completion" shall mean reasonable completion required for the ordinary and convenient use and occupancy of the Demised Premises by Tenant except for "Punch List" type details of construction, decoration and mechanical, electrical or other adjustments, which do not significantly interfere with Tenant's use of the Demised Premises.

In the event that Tenant does perform any work prior to the Commencement Date, substantial completion under this Section 5.02 shall be deemed to have been achieved if incomplete work to be performed by Landlord has not been completed because, under good construction scheduling practices such work should be done after still incompleted work to be done by or on behalf of Tenant is completed.

     5.03 In addition to those specific "Delay Conditions" set forth in Section
4.07 hereof, if the occurrence of any of the conditions listed in Article 4 and thereby making of the Demised Premises ready for occupancy, shall be delayed due to any act or omission of Tenant or any of its employees, agents. or contractors, including but not limited to failure by Tenant to act promptly when any consent or approval may be requested by Landlord, or to plan or execute work to be performed by Tenant diligently and expeditiously, or due to any special requirements of Tenant in connection with the preparation of the Demised Premises for occupancy over and above that shown on the Tenant's Plans other than Work Charge Tenant's Work, then, notwithstanding any other provision of this Lease, the Demised Premises shall be deemed ready for occupancy on the date when they would have been ready but for any such delay whether or not a certificate of occupancy or other permission to occupy shall have issued.

     5.04 When the Commencement Date shall have been determined, Landlord and Tenant shall, upon the request of either of them, execute and deliver to each other duplicate originals of a Commencement Date Statement prepared by Landlord in recordable form, which shall specify the Commencement and Expiration Dates of the Term. Upon execution and delivery of the Commencement Date Statement it shall be deemed a part of this Lease. Any failure of Tenant to execute such statement shall not affect Landlord's determination of the Commencement Date, and such statement shall be deemed approved and accepted if not received back by Landlord within fifteen (15) days of submission by Landlord.

     5.05 On the commencement Date or at such time as Tenant shall take actual possession of the Demised Premises, whichever shall be earlier, it shall be conclusively presumed that the same were as of the Commencement Date or the date or dates of such taking of possession, in the condition in which Landlord was required to deliver the Demised Premises under this Lease, unless within thirty
(30) days after such date Tenant shall have given Landlord notice specifying in which respects the Demised Premises were not in satisfactory condition, latent defects excepted unless within the earlier of 1 year after such date or 30 days after discovery of the latent defect by Tenant, Tenant shall have given Landlord notice specifying such latent defects. Performance by Tenant of Excluded Tenant's Work shall not in and of itself constitute taking of possession of the Demised Premises.

     5.06 Notwithstanding any date, Tenant expressly waives any right to recover any damages which may result from Landlord's failure to deliver possession of the Demised Premises on such date or at any time thereafter, provided that Landlord has used due diligence to comply with its obligations under this Lease.

     5.07 In the event that due solely to Landlord's failure ("Failure") to perform Tenant's Work with due diligence and to complete Tenant's Work (and not due to any Events of Force Majeure or Delay Conditions) (i) Landlord, by the 105th day following the "Execution Date" (as defined in Section 34.05 hereof), has not completed Tenant's Work to a point ("preliminary substantial completion") whereby Tenant can perform Excluded Tenant's Work without unreasonable interference from Landlord which may be completing Tenant's Work (which preliminary substantial completion shall, without limitation, include sheetrocking, painting and carpeting, and shall exclude minor Punch List items), and/or (ii) Tenant's Work (other than millwork) is not substantially completed by the 133rd day following the Execution Date, then and in either or both of such event(s) Landlord shall pay to Tenant $300 per day for each day of the Failure until preliminary substantial completion or substantial completion, as applicable, is achieved. Such payment by Landlord shall be made on the Commencement Date. In any event. except for Delay Conditions, the Commencement Date shall be no earlier than 21 days after the preliminary substantial completion of Tenant's Work. In addition, if the millwork shown on Tenant's Plans described on Exhibit A-1 is not substantially completed by the 163rd day following the Execution Date (other than due to Force Majeure or Delay Conditions) then Landlord shall pay 75% of the cost of sound baffling 15 offices, where shown on Tenant's Plans (in addition to the 7 offices described In Section 4.01A hereof).

                                   ARTICLE 6

                 Rent Adjustments Based Upon Costs of Operation

     6.01 Regarding Increases in the Costs of operation, the following shall be applicable:

          A. "Costs of Operation" shall mean all costs and expenses in connection with the operation. maintenance, and repair of any and all parts of the "Real Property" (as defined in Section 10.01B, hereof) and of the Building and the improvements thereon and therein, including, without limitation, the following: all materials, supplies and equipment, purchased or hired therefor; service contracts for any of the foregoing (including, without limitation, elevator, electric, heating, air-conditioning and plumbing); maintenance and repair of grounds (including, without limitation, all lawns, gardens, shrubbery, trees, planters, containers, statuary, exhibits, displays, walks, parking and other vehicle ways and areas and common areas); maintenance and repairs in and to Building systems including, without limitation, the heating and ventilating and air-conditioning systems; maintenance and repair of underground pipes, lines, equipment and systems; repaving; resurfacing; rooftops; and all parts thereof, whether decorative or otherwise;

lighting; removal of snow, ice, trash, garbage and other refuse; fuel, including, without limitation, oil or gas used in connection with heating the building; electricity used in connection with the Building, including, without limitation, that used in air conditioning, ventilating and heating, and for interior and exterior common areas (but excluding electricity used at the Demised Premises and other portions leased to tenants, to the extent payable by Tenant or other tenants pursuant to the terms of Article 2); water; telephone and other utilities; cleaning and sanitary; compliance with laws and with the requirements of any public authorities or insurance bodies having jurisdiction, and with the requirements of Landlord's insurer, but excluding Americans with Disabilities Act and removal of any "Environmental Hazard" (as defined in Section 29.04 hereof); refurbishing; extermination; the cost of personnel engaged in the operation, maintenance or repair of the Building (including, without limitation, salaries, wages, medical, surgical and general welfare benefits, group insurance, savings and retirement benefits, payroll taxes, worker's compensation insurance, disability insurance; the maintenance and repair to the custodian's office (which "custodian" as used herein shall mean a person who devotes all of or a portion of his working time to the maintenance and/or operation of all or a portion of the Building), the custodian's telephone charges pertaining to the operation of the Building and the custodian's utilities, and all other fringe benefits); fire protection; alterations and improvements made after the Base Year by reason of laws or requirements of any public authority, insurance body or Landlord's insurer; all insurance carried by Landlord applicable to the Building (including, without limitation, primary and excess liability, and further including vehicle insurance, fire and extended coverage, vandalism and all broad form coverages including, without limitation, riot, strike, and war risk insurance, flood insurance, boiler insurance, plate glass insurance, rent insurance and sign insurance); management fees, legal (other than those for preparation of this and other leases and other than those involved in any dispute with any tenant) and accounting fees, commissions and charges; damages and other losses; taxes (including, without limitation, sales and use taxes); energy; security systems, security personnel, traffic systems, and traffic personnel; at Landlord's option, depreciation reserves for capital expenditures (determined by using reasonably estimated costs and useful lives); any other costs and expenses in connection with the operation, maintenance and repair of the Real Property; a pro rata portion of any costs and expenses in connection with the operation maintenance and repair of any part of those roads, ways, walks, and other areas whether forming part of the Real Property or used in connection with the Real Property and whether dedicated to any municipal authority or used in common with others (sometimes collectively called "Real Property Common Areas"), it being understood that pro-ration shall be based upon the respective number of square feet of the buildings involved; and all those percentages included in the Work Charge of all of the foregoing costs and expenses referred to in this Section 6.01A to cover Landlord's administrative supervision, overhead, and general conditions. Excluded from the foregoing, nevertheless, shall be the following:

          (i) any expense to the extent to which Landlord is compensated by insurance or by any manufacturer's warranty;

          (ii)  Taxes, (as defined in Article 10);

          (iii) any executive salary above the grade of superintendent;

          (iv) leasehold improvements made by Landlord, in the Demised Premises or in other space in the Building leaned to other tenants; and

          (v)    brokerage commissions;

          (vi) expenditures which under generally accepted accounting principles are properly classified as capital expenditures (as opposed to expenses or deferred expenses) for improvements or equipment other than: (a) those which under generally applied real estate practice are expenses or regarded as deferred expenses, and (b) capital expenditures made by reason of legal requirements, insurance requirements or for the purpose of reducing expenses which otherwise would be included in Costs of Operation, in any of which cases described in (a) or (b) the cost thereof shall be included in Costs of Operation for the Operating Year in which the costs are incurred and subsequent Operating Years, on a straight-line basis, to the extent that such items are amortized over their reasonably estimated useful lives, but not more than ten (10) years, with an interest factor equal to the Interest Rate, at the time of Landlord's having made said expenditure provided that, if Landlord shall lease any items of capital equipment for the purpose of resulting in savings or reductions in expenses which would otherwise be included in Costs of Operation, then the rentals and other costs paid pursuant to such leasing shall be included in Costs of Operation for the Operating Year in which they were incurred;

          (vii) any real estate brokerage commissions or other costs incurred in procuring tenants;

          (viii) any advertising and promotional expenses except as provided above; and

          (ix)    structural repairs to the structural elements of the Building.

     If a cost or expense permissibly shall be included under more than one category of Costs of Operation, such cost or expense, of course, shall only be included once where to do so more than once would cause a duplication of, and a concomitant increase in Costs of Operation. Notwithstanding various provisions of this Lease which provide that Landlord shall do or perform certain obligations or services at Landlord's cost and/or expense, the same shall be included in "Costs of Operation" to the extent that they otherwise would be pursuant to this Section 6.01A; and this shall be so notwithstanding that in certain instances throughout this Lease there is specification that a certain expense shall be a Cost of Operation, while in other instances there is no such specification.

          B. "Operating Year" shall mean each Rent Year after the Base Year, all or part of which falls within the Term.

          C. Following the end of the Base Year and each Operating Year, Landlord shall furnish to Tenant a written statement of the Costs of Operation for such year and shall also show the amount of estimated payments, if any, made by Tenant for Costs of Operation during such year. In the event the Costs of Operation for any Operating Year exceed the Costs of Operation for the Base Year, within 20 days of submission of such a written statement, Tenant shall pay Landlord, as additional rent, the Proportionate Share of such excess; there shall be credited against such excess any estimated payments made by Tenant with respect to such year, and if such estimated payments are greater than such excess, then Landlord may credit the difference against rent next becoming due under this Lease. Every statement furnished by Landlord pursuant to this Section 6.01(C) hereof shall be conclusive and binding upon Tenant.

          1. Unless within thirty (30) days after the receipt of such statement Tenant shall notify Landlord that it questions the amount or propriety thereof and requests copies of back-up documentation reasonably necessary for Tenant to confirm the correctness of Landlord's statement, in which event Landlord shall, within 15 days of receipt of such request submit such copies to Tenant; and unless Tenant shall notify Landlord within 15 days after receipt of such copies if Tenant disputes the correctness of the statement, specifying in detail the respects in which the statement is claimed to be incorrect; and

          2. If such dispute shall not have been settled by agreement within thirty (30) days after receipt by Landlord of such notice from Tenant, the parties agree that, due to the confidential nature of Landlord's books and records, the dispute shall be submitted to a reputable, independent firm of certified public accountants chosen by Landlord, subject to Tenant's reasonable approval, whose decision (and where reasonably necessary such decision shall be based upon the opinion of experts whom such accountant may retain) shall be made within twenty (20) days of such submission and whose decision shall be final and binding on the parties; and the cost of such accountants and experts shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, such accountants shall apportion the fees and expenses between the parties).

     Pending the determination of such dispute Tenant shall, within ten (10) days after receipt of such statement, pay additional rent in accordance with Landlord's statement, but such payment shall be without prejudice. If the dispute shall be determined in Tenant's favor, Landlord shall, within five (5) days after notice of such determination, pay Tenant the amount of Tenant's overpayment of Costs of Operation.

          D. Any costs or expenses attributable to the construction, development, leasing, opening or start-up of the Building plus any costs and expenses which will not likely recur as an expense under Section 6.01A hereof will be appropriately adjusted from Costs of Operation during the Base Year. Landlord shall not cause to be deferred from the Base Year into an Operating Year Costs of Operation which have been incurred during, and are properly attributable to, the Base Year primarily in order to reduce Costs of Operation for the Base Year. Notwithstanding any contrary provision of this Article 6, Landlord shall extrapolate or adjust Costs of Operation to 95% occupancy during the Base Year and any Operating Year. If Landlord shall eliminate the payment of any wages or other labor costs as a result of the installation of labor saving devices or by any other means, then the difference between the cost of maintenance and operation of such devices and the amount of such wages or other labor costs shall be deducted from Costs of Operation for the. Base Year. Landlord is not aware of any major, extraordinary Costs of Operation which are planned for after the Base Year.

          E. Landlord may submit to Tenant Landlord's estimate, reasonably determined, of Costs of Operation due and payable or to become due and payable during any Operating Year, together with the computation thereof and the basis therefor, in which event on the first day of each month thereafter Tenant shall pay to Landlord one-twelfth of the excess (over Costs of Operation for the Base
Year) of such estimated sum (plus, if such statement is submitted after the commencement of the Base Year or any Operating Year, then one-twelfth of such sum times the number of months, or partial months, which have elapsed since such commencement). Such payments shall be subject to adjustment in the same manner as provided in Section 10.07 applicable to Taxes.

          F. Landlord's failure to render a statement with respect to increases in Costs of Operation for any Operating Year shall not prejudice Landlord's right to thereafter render a statement with respect thereto or with respect to any subsequent Operating Year.

     6.02 Notwithstanding any contrary provisions of Section 6.01 hereof, Landlord, at Landlord's option, may, at any time and from time to time, calculate applicable sums under Section 6.01 of this Lease on a calendar year basis rather than on a fiscal year basis. In such event, if less than a full calendar year is involved, appropriate adjustments and prorations shall be made. In the event of such calendar year calculations, if the Expiration Date shall not be coterminous with the end of the fiscal year, then such prorations shall be based upon Landlord's estimate as provided in Section 6.01E hereof.

                                   ARTICLE 7

                     Heat, Ventilating and Air Conditioning

     7.01 Landlord shall furnish to the Demised Premises through the Building heating, ventilating and air conditioning system(s) heated, outside and conditioned air, at reasonable temperatures, pressures and degrees of humidity and in reasonable volumes and velocity, during Standard Business Hours; and on Washington's Birthday Landlord shall furnish heat, in accordance with such standards, but not cleaning or any other services. The foregoing performance specifications shall be subject to said systems being balanced. Landlord, as a Cost of Operation, shall maintain and operate such systems and shall furnish heat, ventilation and air-conditioning in the Demised Premises through such systems, subject to Section 11.06, in compliance with such performance specifications, during Standard Business Hours. Upon reasonable advance notice from Tenant, Landlord shall furnish heating, cooling or ventilating service at any time other than Standard Business Hours (hereinafter called "After Hours"). Tenant shall advise Landlord if Tenant plans to use the Demised Premises After Hours. If Tenant shall request or use such services After Hours, Tenant shall pay Landlord therefor, as additional rent and upon rendition of a bill therefor, the After Hours Heating Charge, After Hours Cooling Charge and After Hours Ventilating Charge, as applicable, all of which charges shall be subject to adjustment upward from time to time by the same percentage as the increase in the rates of the applicable utilities or other energy sources (or, if a combination thereof, then of the weighted average of the components) used to provide the respective service.

     7.02 Any damage caused to the heating, air conditioning, and ventilating equipment, appliances or appurtenances an a result of the negligence of, or careless operation of the same by, Tenant or its agents, servants, employees, licensees, invitees, or visitors shall be repaired by Landlord, and the cost and expense thereof shall be paid by Tenant, as additional rent, within ten (10) days after being billed therefor.

     7.03 Tenant shall be responsible for the failure of the air-conditioning systems to adequately cool and dehumidify the Demised Premises where such failure results from the occupancy of the Demised Premises with more than an average or one person for each one hundred and seventy-five (175) square feet of the Leased Floor Space or where Tenant installs and operates machines and appliances, the installed electrical load of which when combined with the load of all lighting fixtures exceeds four (4) watts per square foot of the Leased Floor space in any one room or other area or where any part of the Demised Premises is used other than for offices (including, without limitation, conference rooms, computer rooms, equipment rooms and kitchens) where the heat release, heat variation or personnel occupancy is greater than in normal office space. If due to use of the Demised Premises in a manner exceeding the aforementioned occupancy and electrical load criteria, or due to rearrangement of partitioning after the initial preparation of the Demised Premises, interference with normal operation of the air conditioning in the Demised Promises results, necessitating changes in the air conditioning system servicing the Demised Premises, such changes shall be made by Landlord upon written notice to Tenant at Tenant's sole cost and expense. Tenant agrees to keep all windows closed, and to lower and close window coverings when necessary because of the sun's position whenever the said air conditioning system is in operation, and Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the said air conditioning system. Landlord, throughout the Term, shall have free and unrestricted access to any and all air conditioning facilities in the Demised Premises. Landlord shall not be required to furnish, and Tenant shall not be entitled to receive any air conditioning during any period wherein Tenant shall be in default in any material provision of this Lease.


                                   ARTICLE 8

          Use, Building Name, Tenant Identification and other Tenants

     8.01 Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept therein which would in any way:

          A. violate any of the provisions of any grant, lease, or mortgage to which this Lease is subordinate, so long as Tenant has received notice of any such provisions,

          B.   violate any laws or requirements of public authorities,

          C. make void or voidable any fire or liability insurance policy then in force with respect to the Building,

          D. make unobtainable, or more expensive, from reputable insurance companies authorized to do business in New York State at standard rates any fire insurance with extended coverage. or liability, elevator or boiler or other insurance required to be furnished by Landlord under the terms of any lease or mortgage to which this Lease is subordinate,

          E. cause or in Landlord's reasonable opinion be likely to cause physical damage to the Building or any part thereof,

          F.   constitute a public or private nuisance,

          G. impair, in the reasonable opinion of the Landlord the appearance or, character of the Building,

          H. result in members of the general public loitering in, on or about the Building or the Real Property,

          I. discharge objectionable fumes, vapors or odors into the Building air conditioning system or into Building flues or vents not designed to receive them or otherwise in such manner as may unreasonably offend other occupants,

          J. impair or interfere with any of the Building services or the proper economic heating, cleaning, air conditioning or other servicing of the Building or the Demised Premises or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, annoyance or inconvenience to, Landlord or any of the other tenants or occupants of the Building, or

          K. cause Tenant to default in any of its other obligations under this Lease.

     The provisions of this Section, and the application thereof, shall not be deemed to be limited in any way to or by the provisions of any of the other Sections of this Article or any of the Rules and Regulations referred to in
Article 28 or Exhibit "C" attached hereto, except as may therein be expressly otherwise provided.

     8.02 The "Permitted Use" of the Demised Premises for the purposes specified in Article 1 hereof shall not in any event be deemed to include, and Tenant shall not use, or permit the use of, the Demised Premises or any part thereof for

          A. sale of, or traffic in any spirituous liquors, wines, ales or beer kept in the Demised Premises;

          B. sale at retail or any other products or materials kept in the Demised Premises, by vending machines or otherwise, or demonstrations to the public, except as may be specifically agreed to by Landlord in writing; vending machine sales of snacks and beverages to Tenant's employees shall, however, be permitted;

          C. manufacturing, printing, or electronic data processing, except for the operation of normal business office reproducing and printing equipment, business machines and electronic data processing equipment incidental to the conduct of Tenant's business and for Tenant's own requirements at the Demised Premises; provided that, such use shall not exceed that portion of the mechanical or electrical capabilities of the Building equipment allocable to the Demised Premises;

          D. the rendition of medical, dental or other diagnostic or therapeutic services;

          E.   the conduct of a public auction or assembly of any kind;

          F. the conduct of a banking, trust company, savings bank. safe deposit, savings and loan association or loan company business;

          G. the issuance and sale of traveler's checks, foreign drafts, letters of credit, foreign exchange or domestic money orders (except as is incidentally required in conduct of Tenant's normal business activity);

          H. the receipt of money for transmission (except as is incidentally required in conduct of Tenant's normal business activity);

          I. a restaurant, bar, or the sale of confectionery, tobacco, newspapers, magazines, soda, beverages, sandwiches, ice cream, baked goods or similar items, or the preparation, dispensing or consumption of food and beverages in any manner whatsoever, except in any lunchroom within the Demised Premises; or

          J. a school, college, university or educational institution, whether or not for profit, any government or subdivision or agency of any government or an employment agency or recruitment agency except in the space described in
Section 22.03B hereof.

     8.03 If any governmental license or permit, other than a certificate of occupancy or other permission to occupy, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, then Tenant, at its expense, shall duly procure and thereafter maintain such license or permit, but in no event shall failure to procure and maintain same by Tenant affect Tenant's obligations hereunder. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the certificate of occupancy for the Demised Premises or for the Building.

     8.04 Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot which such floor was designed to carry and which is allowed by certificate, rule, regulation, permit or law. Landlord represents that the designed floor load is 100 live pounds per square foot. Landlord reserves the right to prescribe the weight and position of all safes and vaults which must be placed by Tenant, at Tenant's expense. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in such manner as shall be sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance.

     8.05 Landlord reserves the right to select a name for the Building and to make such a change or changes of name as it may deem appropriate during Tenant's occupancy, and Tenant agrees not to refer to the Building by any other name than
(a) the name as selected by the Landlord, or (b) the postal address Approved by the U.S. Post office.

     8.06 A.   Landlord shall furnish and install a Building electronic
directory for Tenants' listings in the ground floor lobby. Tenant shall submit its Building directory listings with its final plans, which listings may include names of any affiliated or related entities as provided in Section 22.03 hereof and of subtenants.

          B. Landlord's acceptance of any name for listing on the Building directory will not be deemed, nor will it substitute for, Landlord's consent, as required by this Lease, to any sublease, assignment, or other occupancy of the Demised Premises.

          C. Tenant, at its cost and expense, shall furnish and install its identification on its entrance door. The design of such identification must conform to the Building standard, be approved by Landlord and shall be fabricated and installed by a contractor that meets Landlord's approval.

     8.07 So long as not in violation of any statute, law, code or regulation, Landlord will not enter into leases for other space in the Building with any governmental agencies where use by such agencies likely would result in there being in the Building large numbers of clients of such agencies who due to the nature of such clients, on a regular basis, do, or reasonably would, create a threat, nuisance or disturbance to other tenants in the Building.

                                   ARTICLE 9

                       Changes in the Building and Access

     9.01 All walls, windows, and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrance), except the inside surface thereof, any terraces or roofs adjacent to the Demised Premises, and space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

     9.02 Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within or through the Demised Premises, or through the walls, columns and ceilings therein, provided that the installation work is performed at such times and by such methods as will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises, or damage the appearance thereof, reduce the Leased Floor Space by more than one (1%) percent (without an appropriate adjustment in rent) or materially affect Tenant's layout. Where access doors are required for mechanical trades in or adjacent to the Demised Premises, Landlord shall furnish and install such access doors and confine their location wherever practical to closets, coat rooms, toilet rooms, corridor, and kitchen or pantry rooms. Landlord and Tenant shall cooperate with each other in the location of Landlord's and Tenant's facilities requiring such access doors.

     9.03 Landlord reserves the right, at any time after completion of the Building, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, and stairways thereof, as it may deemed necessary or desirable; provided that there be no unreasonably lengthy interference with the use of the Demised Premises or in the services furnished to the Demised Premises, and no reduction in the Leased Floor Space in excess of one (1%) percent without an appropriate adjustment of rent.

     9.04 Landlord or Landlord's agents or employees shall have the right upon request made on reasonable advance notice to Tenant, or to an authorized employee of Tenant at the Demised Premises, to enter and/or pass through the Demised Premises or any part thereof, at reasonable times during reasonable hours, (a) to examine the Demised Premises or to show them to lessors of superior leases, holders of mortgages, insurance carriers, or prospective purchasers, mortgagees, or lessees of the land or the Building, or prospective tenants, and (b) for the purpose of making such repairs or changes in or to the Demised Premises or in or to the Building or its facilities as may be provided for by this Lease or as Landlord may deem necessary or as Landlord may be required to make by law or in order to repair and maintain the Building or its fixtures or facilities. Landlord shall be allowed to take into and store upon the Demised Premises all materials which may be required for such repairs, changes, or maintenance. However, Landlord's rights under this Section shall be exercised in such a manner as will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises. Landlord, its agents, or employees, shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof without notice at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or the Building; included among the foregoing emergencies shall be a situation where water has entered the Demised Premises, in which event upon Landlord learning thereof Landlord may enter the Demised Premises and remove such water.

     9.05 Landlord may limit and restrict, as provided in the Rules and Regulations attached hereto as Exhibit "C", the means of access to the Demised Premises outside of Standard Business Hours, so long as Tenant's employees and authorized agents have reasonable access at substantially all times to all parts of the Demised Premises. Tenant, and its agents, employees and visitors shall be entitled to access from the Demised premises to, and the right to use, the toilets, lavatories, and powder rooms only on the floor (or floors) on which the Demised Premises are located.

                                   ARTICLE 10

             Real Estate Tax Changes and Resulting Rent Adjustments

     10.01  As used herein:

          A. "Taxes" shall mean all real estate taxes, school taxes, sewer rates and charges, assessed, levied or imposed upon the Real Property, as hereinafter defined, and all assessments (other than those specified in Section
10.03 hereof), transit taxes or other Governmental charges, general, specific, ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed upon the Real Property, and "Tax" shall be any of such taxes.

          B. "Real Property" shall mean the Building, the land upon which the Building stands, and any adjoining land (and the Improvements thereon).

          C. "Base Assessment" shall mean the assessment by each of the taxing authorities affecting the Real Property in effect on the date of this Lease as
the same may be   adjusted pursuant to Section 10.02 C 2 hereof.

          D. "Tax Year" shall mean each twelve (12) month period commencing on July 1 and ending an June 30, any portion of which period falls within the Term.

     10.02 Tenant shall pay Landlord, as additional rent, increases in Taxes, which additional rent shall be computed and paid as follows:

          A.   Intentionally Omitted.

          B. If any of the respective Taxes payable during and attributable to any Tax Year shall exceed the respective Base Taxes, Tenant shall pay to Landlord as additional rent the Proportionate Share of such excess. Such payment shall be made on the first day of the month following rendition of a statement therefor by Landlord to Tenant setting forth the amount of additional rent due.

          C. Notwithstanding the foregoing, in determining Base Taxes, and Taxes for any Tax Year:

               1. Any tax abatement or partial assessment granted by any taxing authority as a tax inducement shall be disregarded.

               2. In the event of any partial assessment(s) of the Building based upon less than full completion thereof, then the Base Assessment and any other partial assessment (and Base Taxes and Taxes) shall be projected to assessment an a fully-completed building for purposes of determining the excess, if any, payable by Tenant under Section 10.02 hereof until full assessment actually occurs. Upon such full assessment, appropriate adjustments shall be made, if necessary, to any projections so made and any excess paid or payable based thereon; and any amounts payable as a result of such adjustments from Landlord to Tenant or Tenant to Landlord, as the case may be, shall be paid in accordance with the provisions of Section 10.07 hereof. In the event that at any time under this Lease the Base Assessment is based upon other than a fully completed building, then once such full assessment occurs, the Base Assessment shall be revised and adjusted accordingly to reflect such full assessment.

               3. In the event of a termination of this Lease, any additional rent under this Article 10 shall be paid or adjusted within 10 days after submission of a Landlord's statement. In the event Taxes for such Tax Year have not been determined as of the Expiration Date, then, at Landlord's option, such additional rent may be based upon Taxes In effect during the immediately preceding last full Tax Year; upon Landlord's estimate as provided in Section
10.07 hereof; or upon actual Taxes, once determined for the Tax Year in which the Expiration Date occurs. In no event shall Base Rent ever be reduced by operation of this Article 10. The rights and obligations of Landlord and Tenant under the provisions of this Article with respect to any additional rent shall survive the Expiration Date or any sooner termination of the Term.

     10.03 Tenant shall pay to Landlord, as additional rent, an amount equal to the Proportionate Share of any assessments or installments thereof for public betterments or improvements which may hereafter be levied upon or be payable with respect to, the Real Property. If any such assessment is payable in installments over a period of time, Tenant shall be obligated to pay only that percentage of the installments of any such assessments, together with interest thereon, which shall become due and payable during the Term. Payment shall be made by Tenant to Landlord on the rent payment date next following the issuance of a bill therefor by Landlord to Tenant.

     10.04 Tenant shall pay as additional rent all increases in Taxes which may be attributable to additions or improvements to the Demised Premises made by Tenant or on Tenant's behalf (exclusive of the Building Standard improvements or additions to be provided by Landlord, at Landlord's cost and expense). Payment shall be made by Tenant to Landlord on the rent payment day next following the issuance of a bill therefor by Landlord to Tenant.

     10.05 If at any time prior to the establishment of the Base Taxes the taxing authorities change the standards or methods utilized in arriving at Taxes, then and in such event calculations under Section 10.02 shall be made by applying such factor or factors to the new standards or methods as may be necessary to make the calculation of increases under Section 10.02 on the same basis as that in effect on the date of execution of this Lease.

     10.06 In the event that, at any tine, the Real Property is assessed for Tax purposes with other property owned by Landlord, and the taxing authorities are unwilling to separately assess or tax the properties, the tax ascribable to the Real Property shall be such portion of the Tax on the entire properties as the value of the Real Property bears to the value of the entire properties, as such values are determined by the Assessor of the municipality in which the Real Property is located. An informal apportionment by such Assessor of the total assessment of such Real Property shall be binding upon the parties hereto.

     10.07 Notwithstanding the provisions of Section 10.02, Landlord may submit to Tenant Landlord's estimate, reasonably determined, of any increase in Taxes due and payable during any Tax Year over the Base Taxes, together with the computation thereof and the basis therefor. If an increase is so estimated, then on the first day of each month during the calendar year in which such Tax Year commences Tenant shall pay to Landlord one-twelfth of such estimated increase. Within 30 days following the end of the Tax Year, Landlord shall submit to Tenant a statement showing the Base Taxes and the aggregate amount of such estimated payments made by Tenant during such Tax Year. To the extent that such estimated payments are less than the amount of such actual increase in Taxes over the Base Taxes, Tenant shall pay to Landlord the difference within 10 days next following rendition by Landlord of an invoice therefor; to the extent that such estimated payments are greater than such actual excess of Taxes over Base Taxes, the difference shall be credited against the next monthly installment or installments of Base Rent until paid, or if the last lease year is involved, such difference shall be paid to Tenant within 10 days of rendition of such Landlord's statement. In the event that the holder of any "superior mortgage" (as defined in Article 24 hereof) shall notify Tenant and Landlord that such holder requires that any excess owing by Landlord be paid by Landlord rather than so applied against Base Rent, then the foregoing provision shall be deemed amended accordingly. Such holder shall not be liable for payment of any excess except to the extent that it has received monies, either from Landlord or directly from Tenant, representing such excess. If Landlord fails to furnish a Tax estimate for a Tax Year until after the commencement of the calendar year in which such Tax Year begins, then until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall continue to pay to Landlord on the first day of each month the same monthly amount payable during the previous Tax Year as a Tax estimate.

     10.08 Landlord's failure to render a statement with respect to increases in Taxes for any Tax Year shall not prejudice Landlord's right to thereafter render a statement with respect thereto or with respect to any subsequent Tax year.

     10.09 Only Landlord may, at any time and from time to time, commence a protest, action or proceeding (a) to reduce the Base Assessment, (b) for a refund of Taxes and/or (c) for a reduction in Taxes applicable to any Tax Year. Tenant shall have no right to commence or participate in any such action, and Tenant hereby waives any and all right which Tenant may have (whether at law, equity, or otherwise) to commence or participate in any such action. In the event that any such action is successful in reducing the Base Assessment or in reducing the assessment of the Real Property below the Base Assessment, then notwithstanding Section 10.01 hereof, (i) such reduced Base Assessment or assessment below the Base Assessment thereafter shall be deemed the new Base Assessment for purposes of computations under Sections 10.02 and 10.07 and for refunds an hereinafter provided, and (ii) prior payments under Sections 10.02 and 10.07 shall be recalculated, and Tenant shall pay to Landlord, as additional rent, the Proportionate Share of the amount by which Taxes during Tax Years for which Tenant was responsible to make payments under Sections 10.02 and 10.07 are further in excess of Base Taxes as a result of any such further reduction in Base Assessment. If Landlord shall receive a refund for any Tax Year, Tenant shall be entitled to that portion of any refund applicable to increases in Taxes over Base Taxes, payment for which shall have been made by Tenant as additional rent (including any interest paid on such refund by the taxing authorities), but not in excess of the amount of additional rent paid by Tenant for the respective
Section 10.02 increase on account of such Tax Year, after deducting from such refund and interest that portion (or all, as the case nay be) of the costs and expenses (including experts, and attorneys' fees) of obtaining such refunds and Landlord shall be entitled to any refund applicable to the Base Taxes, and any reduction thereof, (including any interest paid on such refund by the taxing authorities) after deducting from such refund and interest that portion (or all, as the came may be) of the costs and expenses (including experts' and attorneys'
fees) of obtaining such refund; and Landlord shall be entitled to any refund applicable to the Base Taxes, and any reduction thereof, (including any interest paid on such refund by the taxing authorities) after deducting from such refund and interest that portion (or all, as the case may be) of the costs and expenses (including experts' and attorneys' fees) attributable to such refund or reduction benefiting Landlord. With respect to costs and expenses (including experts' and attorneys' fees) attributable to any such protest, action or proceeding referred to in this Section 10.09 (other than where Landlord receives a refund, from which such costs and expenses shall be deducted, as hereinabove provided) Tenant shall pay to Landlord the Proportionate Share of such costs and expenses, as additional rent, unless such protest, action or proceeding pertains solely to a reduction in Base Taxes paid or to be paid by Landlord, in which event Landlord shall be responsible for such costs and expenses.

                                   ARTICLE 11

                              Landlord's Services

     11.01 Landlord, as a Cost of Operation, shall furnish adequate hot and cold water to the floor or floors on which the Demised Premises are located for drinking, lavatory, toilet and ordinary cleaning purposes.

     11.02 Landlord shall, as a Cost of Operation, keep clean, and in good order and repair, the public areas and the public facilities of the Building.

     11.03 Landlord, as a Cost of Operation, shall provide public elevator services to the floor(s) on which the Demised Premises are situated during Standard Business Hours, and shall have at least one (1) elevator subject to call at all other times. The elevator(s), or any or all of them, if more than one, may be operated by automatic control, and/or by manual control, as Landlord shall determine at any time or from time to time. Landlord shall not be obligated to furnish an operator for any automatic elevator and shall have no liability to Tenant for discontinuing the service of any operator theretofore furnished.

     11.04 Provided that Tenant shall keep the Demised Premises in good order, Landlord, as a Cost of Operation, shall cause the Demised Premises, including the exterior and the interior of the windows thereof (subject to Tenant maintaining unrestricted access to such windows), to be cleaned in accordance with the standards set forth in Exhibit "D" annexed hereto and hereby made a part hereof. Tenant will not clean, nor require, permit, suffer or allow any window in the Demised Premises to be cleaned from the outside. Tenant shall pay to Landlord on demand the costs incurred by Landlord for (a) cleaning work in the Demised Premises or the Building or otherwise on or about the Building required because of (1) misuse or neglect on the part of

Tenant or its employees or visitors, (2) use of portions of the Demised Premises for preparation, serving or consumption of food or beverages, reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work other than office area, (3) interior glass surfaces, (4) non-building standard materials or finishes installed by Tenant or at its request, (5) increases in frequency or scope in any of the items set forth in Exhibit "C" as shall have been requested by Tenant, and (b) removal from the Demised Premises and the Building of (1) so much of any refuse and rubbish of Tenant as shall exceed that normally accumulated dally in the routine or ordinary business office occupancy and (2) all of the refuse and rubbish of Tenant's machines and the refuse and rubbish of any other eating facilities requiring special handling (known as "wet garbage"). Landlord and its cleaning contractor and their employees shall have after hours access to the Demised Premises and the use of Tenant's light, power and water in the Demised Premises as may be reasonably required for the purpose of cleaning the Demised Premises. Extraordinary waste (such as crates, cartons, boxes, etc., and used furniture or equipment) shall be removed from the Building by Tenant at Tenant's own cost and expense. At no time shall Tenant place any waste of any kind in any public areas. If Tenant does so, the parties agree that everything so placed shall be deemed abandoned and of no value to Tenant and Landlord may have the same removed and disposed of at Tenant's expense. Such expense shall be deemed additional rent payable by Tenant within ten (10) days after being billed therefor. This remedy is in addition to any other remedies Landlord may have under this Lease.

     11.05  With respect to parking of vehicles:

          A. Landlord represents that throughout the Term there will be a paved, illuminated parking area for the Building with the number of Parking Spaces specified in Article 1. Tenant shall require its personnel and visitors to park their vehicles only in (i) common Parking Spaces designated by Landlord for Tenant's use for its personnel and visitors on a "first come, first served" basis, and (ii) up to seven marked Parking Spaces in the rear of, and near, the Building which Landlord shall mark with Tenant's name or logo. Landlord similarly may mark up to 28 additional Parking Spaces for other tenants with their names or logos. Attached hereto as Exhibit E is a parking plan showing the marked Parking Spaces for Tenant and the total marked Parking Spaces area. The actual number of marked Parking Spaces for Tenant shall be equal proportionately (on a per square foot of Leased Floor Space basis) to the number of each marked spaces given to any other tenant in the Building. Landlord shall have no obligation whatsoever to patrol, monitor or secure any marked Parking Spaces. Landlord reserves the right at all times to redesignate marked and/or other Parking Spaces. Tenant, its personnel and visitors shall not at any time park any trucks or delivery vehicles in any of the parking areas. Parking Spaces shall be provided at no additional cost to Tenant.

          B. There shall not be overnight parking except in that portion of the parking area designated by Landlord for overnight parking ("overnight parking area"), and Tenant shall, and shall cause its personnel and visitors to, remove their automobiles from the parking area except any overnight parking area at the end of the working day. If any automobile owned by Tenant or by its personnel or visitors remains in the parking area overnight except any overnight parking area and the same interferes with the cleaning or maintenance of said areas (snow or otherwise,) any costs or liabilities incurred by Landlord in removing said automobile to effectuate cleaning or maintenance, or any damages resulting to said automobile or to Landlord's equipment or equipment owned by others by reason of the presence of or removal of said automobile during such cleaning or maintenance shall be paid by Tenant to Landlord, as additional rent on the rent payment date next following the submission of a bill therefor.

          C. All Parking Spaces and any other parking areas, roadways, and driveways used by Tenant, its personnel and visitors will be at their own risk, and Landlord shall not be liable for any injury to person or property, or for loss or damage to any automobile or its contents, resulting from theft, collision, vandalism, or any other cause whatsoever unless solely resulting from the willful or grossly negligent act of Landlord or Landlord's employees. Landlord shall have no obligation whatsoever to provide a guard or any other personnel or device to patrol, monitor, guard or secure any parking areas; if Landlord does so provide, it shall be solely for Landlord's convenience, and Landlord shall in no way whatsoever be liable for any acts or omissions of such personnel or device in falling to prevent any such theft, vandalism, or loss or damage by other cause.

     11.06 Landlord reserves the right, without any liability to Tenant, except as otherwise expressly provided in this Lease, and without being in breach of any covenant of this Lease, to stop, interrupt, or suspend service of any of the heating, ventilating, air conditioning, electric, sanitary, elevator or other Building systems serving the Demised Premises, or the rendition of any other services required of Landlord under this Lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, the making of repairs or changes which Landlord is required by this Lease or by law to make or in good faith deems advisable, or by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of Events of Force Majeure, provided that, in each instance Landlord shall exercise due diligence to eliminate the cause of stoppage and to effect restoration of service and shall give Tenant reasonable notice, when practicable, of the commencement and anticipated duration of such stoppage, and if any work is required to be performed in or about the Demised Premises for such purpose, the provisions of Section 14.03 shall apply. Tenant shall not be entitled to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of the interruption, stoppage, or suspense of any of the Building systems or services arising out of the causes set forth in this Section.

                                   ARTICLE 12

                               Electrical Energy

     12.01 Landlord agrees to bear the cost of electrical energy involved in furnishing to Tenant the services described in Article 11, except that Tenant shall be responsible for providing electricity for lighting and power, at Tenant's expense, for cleaning the Demised Premises as provided in Section 11.04 hereof.

     12.02  Intentionally Omitted.

     12.03  Intentionally Omitted.

     12.04  Intentionally Omitted.

     12.05  Intentionally Omitted.

     12.06 Tenant shall purchase electricity directly from the utility company furnishing electricity to the Building. The cost of such service shall be paid by Tenant directly to such utility company. Landlord shall permit its electric feeders, risers and wiring serving the Demised Premises to be used by Tenant, to the extent available, safe and capable of being used for such purpose. Landlord shall pay for the cost of installing a meter (if not already installed) to measure electrical consumption in the Demised Premises.

     12.07  Intentionally Omitted.

     12.08  Intentionally Omitted.

          (d) if either the quantity or character of the electrical service is changed by the utility company supplying electrical service to the Building or is no longer available or suitable for Tenant's requirements, or if there shall be a change, interruption or termination of electrical service due to a failure or defect on the part of the utility company, no such change, unavailability, unsuitability, failure or defect shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any payment from Landlord for any loss, damage or expense, or to abatement or diminution of Base Rent or additional rent, or otherwise relieve Tenant from any of its obligations under this Lease, or impose any obligation upon Landlord or its agents. Landlord will use reasonable efforts to insure that there is no interruption in electrical service to Tenant, but in no event shall Landlord be responsible for any failures of the utility providing such service or the negligence or other acts of third parties causing any such interruption.

          (e) Tenant shall not make any electrical installations, alterations, additions or changes to the electrical equipment or appliances in the Demised Premises without prior written consent of Landlord in each such instance.
Tenant shall comply with the rules and regulations applicable to the service, equipment, wiring and requirements of Landlord and of the utility company supplying electricity to the Building. Tenant agrees that in use of electricity in the Demised Premises will not exceed the capacity of existing feeders into the Building or the risers or wiring installations therein and Tenant shall not use any electrical equipment which, in Landlord's judgment, will overload such installations or interfere with the use thereof by other tenants in the Building. If, in Landlord's judgment, Tenant's electrical requirements necessitate installation of an additional riser, risers or other proper and necessary equipment or services, including additional ventilating or air-conditioning, the same shall be provided or installed by Landlord at Tenant's expense, which shall be chargeable and collectible as additional rent and paid within 30 days after the rendition to Tenant of a bill therefor.

          (f) If, after Landlord's initial installation work, (i) Tenant shall request the installation of additional risers, feeders or other equipment or service to supply its electrical requirements and Landlord shall determine that the same are necessary and will not cause damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants of the Building, or (ii) Landlord shall determine that the installation of additional risers, feeders or other equipment or service to supply Tenant's electrical requirements is necessary, then and in either of such events shall cause such installations to be made, at Tenant's sole cost and expense and Tenant shall pay Landlord for such installations, as additional rent, within 10 days after submission of a statement therefor.

                                   ARTICLE 13

                                 Eminent Domain

     13.01 In the event that the land, Building or any part thereof, or the Demised Premises or any part thereof, shall be taken on condemnation proceedings or by the exercise of any right of eminent domain or by agreement between any superior lessors and lessees and/or Landlord on the one hand and any governmental authority authorized to exercise such right on the other hand, Landlord shall be entitled to collect from any condemnor the entire award or awards that may be made in any such proceeding without deduction therefrom for any estate hereby vested in or owned by Tenant, to be paid out as in this Article provided. Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord.

     13.02 At any time during the Term if title to the whole or substantially all of the land, Building and/or Demised Premises shall be taken in condemnation proceedings or by the exercise of any right of eminent domain or by agreement between any superior lessors and lessees and/or Landlord on the one hand and any governmental authority authorized to exercise such right on the other hand, this Lease shall terminate and expire on the date of such taking and the Base Rent and additional rent provided to be paid by Tenant shall be apportioned and paid to the date of such taking.

     13.03 However, if substantially all of the land or Building is not taken and if only a part of the entire Demised Premises shall be so taken, this Lease nevertheless shall continue in full force and effect, except that either party may elect to terminate this Lease if that portion of the Demised Premises then occupied by Tenant shall be reduced by more than twenty-five (25%) percent by notice of such election to the other party given not later than thirty (30) days after (a) notice of such taking is given by the condemning authority, or (b) the date of such taking, whichever occurs later. Upon the giving of such notice this lease shall terminate on the date of service of such notice and the Base Rent and additional rent due and to become due, shall be prorated and adjusted as of the date of the taking. If both parties fail to give such notice upon such partial taking, and this Lease continues in force as to any part of the Demised Premises not taken, the rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date the Base Rent and additional rent shall be reduced to the amount apportioned to the remainder of the Demised Premises, and the Proportionate Share shall be recomputed to reflect the number of square feet of Leased Floor Space remaining in the Demised

Premises in relation to the number of square feet of Total Floor Space remaining in the Building.

     13.04 Notwithstanding the foregoing provisions of this Article and subject to the interests of any mortgages or lessor or grantor under any superior mortgage or superior lease, Tenant shall be entitled to claim, prove and receive in proceedings relating to any taking mentioned in the preceding Sections of this Article, such portion of each award made therein as represents the then value of Tenant's Property plus Tenant's moving or relocation expenses.

     13.05 In the event of any such taking of less than the whole of the Building which does not result in a termination of this Lease, or in the event of such a taking of all or any part of the Demised Premises which does not result in a termination of this Lease, Landlord, at its expense, shall proceed with reasonable diligence to repair, alter and restore the remaining part of the Building and the Demised Premises to substantially the same condition as it was immediately prior to such taking to the extent that the same may be feasible, so as to constitute a tenantable Building and Demised Premises, provided that Landlord's liability under this Section shall be limited to the amount received by landlord as an award arising out of such taking.

                                   ARTICLE 14

                            Repairs and Maintenance

     14.01 Landlord shall, as a Cost of Operation, keep and maintain the Building and its fixtures, appurtenances, systems and related facilities (including the central heating, ventilating and air conditioning systems and the central or core elevator and plumbing systems), serving the Demised Premises, in good working order, condition and repair (but not auxiliary or supplementary heating, ventilating or air conditioning units or equipment, plumbing fixtures, serving only the Demised Premises shall be Tenant's responsibility under Section
14.02 hereof), and Landlord shall, as a Cost of Operation make all repairs to preserve the strength of the structural components of the Building, interior and exterior, as and when needed in the Building, except as indicated in the second sentence of Section 14.02, except further for those repairs for which Tenant is responsible pursuant to any other provisions of this Lease, and subject to all other provisions of this lease, including but not limited to the provisions of
Article 15.

     14.02 Tenant shall take good care of the Demised Premises and the fixtures and appurtenances therein and thereto (including, without limitation, windows and doors adjoining, or used exclusively in connection with, the Demised Premises), and at its sole cost and expense shall pay for all repairs thereto, as and when needed to preserve them in good working order and condition except as otherwise provided in Section 14.01 hereof. In addition, Tenant, at its sole cost and expense, shall pay for all repairs, ordinary or extraordinary, interior or exterior, structural or otherwise, in and about the Demised Premises and the Building as shall be required by reason of (a) the performance or existence of work by Tenant necessary to suit the Demised Premises to Tenant's initial occupancy or in connection with Tenant's Changes, (b) the installation, use or operation of Tenant's Property in the Demised Premises, (c) the moving of Tenant's Property in or out of the Building, or (d) the misuse or neglect of Tenant or any of its employees, agents, or contractors. As soon as any such repair is required, Tenant shall notify

Landlord, who shall, in turn, at its option, either make such repair (at the Work Charge), or notify Tenant to make such repairs.

     14.03 Except as expressly otherwise provided in this Lease, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord or any tenant making repairs or changes or performing maintenance services, whether or not Landlord is required or permitted by this Lease or by law to make such repairs or changes or to perform such services in or to any portion of the Building or Demised Premises, or in or to the fixture, equipment, or appurtenances of the Building or the Demised Premises, provided that Landlord shall be reasonably diligent with respect thereto and shall perform such work, except in case of emergency, at times reasonably convenient to Tenant and otherwise in such manner and to the extent practical as will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises.

     14.04 When used in this Lease the term "repair" shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

                                   ARTICLE 15

                             Damage and Destruction

     15.01 if the Demised Premises and/or access thereto shall be partially or totally damaged or destroyed by fire or other casualty, then Landlord, subject to its rights under Section 15.03 hereof, substantially shall repair the damage and restore and rebuild the Demised Premises and/or access thereto as nearly as may be reasonably practical to its condition and character, to the extent of Building Standard work, immediately prior to such damage or destruction, with reasonable diligence after notice to it of the damage or destruction.

     15.02 If the Demised Premises and/or access thereto shall be partially or totally damaged or destroyed by fire or other casualty not attributable to the fault, negligence or misuse of the Demised Premises by the Tenant, its agents or employees under the provisions of this Lease, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable from the date of such damage or destruction to the date the damage shall be substantially repaired or restored or rebuilt to the same condition as required under Section 5.02 hereof for the Demised Premises to be ready for occupancy. Should Tenant occupy a portion of the Demised Premises during the period that the repair, restoration or rebuilding is in progress and prior to the date that all of the Demised Premises are rendered tenantable, rents and the Proportionate Share allocable to such occupied portion (based upon that proportion which the area of the part so occupied bears to the Leased Floor Space) shall be payable by Tenant from the date of such occupancy to the date the Demised Premises are made tenantable. Any work to be performed by Tenant shall be performed in accordance with Article 17 hereof applicable to Tenant's Changes following completion of Landlord's work.

     15.03 In case of substantial damage or destruction of the Demised Premises, Tenant may terminate this Lease by notice to Landlord, if Landlord has not completed the making of the required repairs and restored and rebuilt the Demised Premises and/or access thereto within twelve (12) months from the date of such damage or destruction, and such additional time after such date (but not to exceed six (6) months) as shall equal the aggregate period Landlord may have been delayed in doing as by adjustment of insurance or Events of Force Majeure.

          In case the Building shall be so damaged by such fire or other casualty that substantial renovation, reconstruction or demolition of the Building shall, in Landlord's opinion, be required (whether or not the Demised Premises shall have been damaged by such fire or other casualty), then Landlord may, at its option, terminate this Lease and the Term and estate hereby granted, by notifying Tenant in writing of such termination, within one hundred ninety
(90) days after the date of such damage. If at any time prior to Landlord giving Tenant the aforesaid notice of termination or commencing the repair and restoration pursuant to Section 15.01, the holder of a superior mortgage or the lessor of a superior lease or any person claiming under or through the holder of such superior mortgage or the lessor of such superior lease takes possession of the Building through the foreclosure or otherwise, such holder, lessor, or person shall have a further period of sixty (60) days from the date of so taking possession to terminate this Lease by appropriate written notice to Tenant. In the event that such a notice of termination shall be given pursuant to either of the next two (2) preceding sentences, this Lease and the Term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the Term, and the Base Rent and additional rent due and to become due hereunder shall be apportioned as of such date if not earlier abated pursuant to Section 15.02. Nothing contained in this Section 15.03 shall relieve Tenant from any liability to Landlord or to its insurers in connection with any damage to the Demised Premises or the Building by fire or other casualty if Tenant shall be legally liable in such respect.

     15.04 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article. Landlord shall use due diligence to effect such repair or restoration promptly and in such manner is not unreasonably to interfere with Tenant's use and occupancy.

     15.05 Landlord will not be required to carry insurance of any kind on Tenant's Property or on Tenant's Work, Tenant's Changes or any other work in excess of Building Standard work, except to the extent that Tenant shall have notified Landlord of any such excess work pursuant to Section 16.03 hereof and except further to the extent that such excess work shall be insurable under Landlord's policy; and, except as provided by law or its breach of any of its obligations hereunder. Landlord shall not be obligated to repair any damage to, or restore or rebuild, Tenant's Property or such excess work or to replace the same. For purposes of this Article 15 the term casualty damage, to the extent Landlord is responsible under this Article 15, shall not be deemed to include damage caused by vandalism, unknown cause or other act not normally covered under fire and extended coverage insurance policies applicable to office buildings in the area in which the Building is located, if such causes are included in the repair obligations under Article 15 hereof for which Tenant is responsible to pay.

     15.06 The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

     15.07 Notwithstanding any of the foregoing provisions of this Article, if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised premises or the Building by fire or other cause, by reason of some action or inaction on the part of Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, the abatement of Tenant's rents provided for in this Article shall not be effective to the extent of the uncollected insurance proceeds.

                                   ARTICLE 16

                                   Insurance

     16.01 Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire insurance policy then issued for office buildings in the municipality in which the Building is located and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Demised Premises which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting increased amount of premium) or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amounts and at normal rates reasonably satisfactory to Landlord. However, Tenant shall not be subject to liability, obligation or violation under this Section by reason of the proper use of the Demised Premises for standard executive and administrative offices.

     16.02 Tenant shall, at its sole cost and expense, maintain at all times commencing with the earlier of the performance of any work in the Demised Premises by or on behalf of Tenant under Article 4 hereof and the moving of any property into the Demised Premises and throughout the Term (unless otherwise in this Section 16.02 provided) the following types of insurance:

          (a) Commercial general liability insurance to afford protection initially in an amount of not less than $4,000,000 combined single limit of liability for bodily injury, death and property damage arising out of any one occurrence, under an occurrence-basis policy, against any and all claims for personal injury, death or property damage occurring in, upon, adjacent, or connected with the Demised Premises and any part thereof; from time to time during the Term the foregoing limits of insurance shall be increased to those required by the holder of any superior mortgage or superior lease or as are currently carried with respect to similar properties where the Building is located. There shall be added to or included within said comprehensive general liability insurance all other coverages as may be usual to Tenant's use of the Demised Premises, including, without limitation, products and completed operations liability, independent contractors liability, broad from comprehensive general, liability endorsements, broad form property damage liability, liquor law legal liability (if applicable), host liquor liability, explosion, collapse and underground property damage, environmental impairment/pollution liability (if applicable) and owners and contractors protective liability coverage during the course of construction.

          (b) Commercial auto liability insurance (with special endorsement covering mobile equipment and contractual liability) covering owned, non-owned and hired vehicles providing bodily injury and property damage coverage, all on a per occurrence basis and under an occurrence-basis policy, at a combined single limit in such amount as Landlord or Landlord's managing agent may reasonably determine and in no event less than three million dollars ($3,000,000).

          (c) Worker's compensation and employer's liability as required by law.

          (d) New York State disability benefits liability as required by law.

          (e) During the performance by or on behalf of Tenant of any Tenant's Work, Tenant's Changes or any other work under this lease and until completion thereof, owners and contractors protective liability coverage in an amount of not less than $2,000,000.

          (f) "All Risk" property insurance upon Tenant's Property, including contents and trade fixtures: such coverage is to be written on a replacement cost basis and in an amount of not less than 100% of the full replacement value thereof.

          (g) Such other insurance (customarily required by landlords of other firstclass buildings in the Harrison/White Plains area) and in such amounts as Landlord, the holder of a superior mortgage or superior lease may reasonably require from time to time and as are carried with respect to properties similar to the Real Property.

     16.03 At least ten business days prior to the performance of any Tenant's Work, Tenant's Changes and all other betterments, improvements and all other work in, on, attached to or becoming part of the Demised Premises (some time collectively called "betterments and improvements"), Tenant shall submit to Landlord all information necessary for Landlord to increase, if necessary under Landlord's policy, (and not less than annually shall certify replacement costs to Landlord) so Landlord at all times may maintain its property insurance coverage on the Building so that the betterments and improvements may be insured, on a replacement cost basis, in an amount not less than 100% of the full replacement value, subject to terms, conditions, exclusions and deductibles of such coverage. Regardless of whether Landlord or Tenant is to perform such betterments and improvements, and notwithstanding any contrary provision of this Lease, Tenant shall make payment to Landlord, within ten days of being billed therefor, of the amount of the insurance premium applicable to providing such coverage on betterments and improvements in excess of Building Standard work.

     16.04 With respect to insurance provided by Tenant or others performing work for Tenant hereunder:

          (a) Such insurance shall be written by insurance companies licensed to do business in the State of New York, authorized to issue such insurance policies and having a rating of no less than "A" in the most current edition of Bests Key Rating Guide. The original insurance policies or duly executed,
----------------------
appropriate certificates (together with reasonably adequate evidence of waivers of subrogation required by this Article 16 and of payment of insurance premiums) shall be deposited with Landlord together with all renewals, replacements and endorsements. Tenant shall have the right to insure and maintain such insurance under blanket insurance policies covering other premises used or operated by Tenant so long as such blanket policies are aggregated so that at all times when required by this Lease there is adequate insurance attributable to the Demised Premises or to this Lease so as to comply with the insurance provisions set forth in this Lease.

          (b) There shall be maintained deductibles in such amounts as Tenant shall reasonably determine but in no event in excess of $5,000 with respect to a property insurance policy and in no event in excess of $10,000 with respect to a liability insurance policy.

          (c) Landlord, Landlord's managing agent and the holder of any superior mortgage and of any superior lease, to the extent that Tenant has been notified (collectively called "Landlord and Others in Interest") shall be (i) included as an additional named insured under all insurance required to be provided by Tenant under this Lease except under Sections 16.02 (c) and (d), and (ii) a named insured under insurance required to be provided by tenant under this Lease pursuant to Section 16.02(b).

          (d) All property insurance policies shall cover the interest of Tenant and Landlord and Others in Interest, as their interests may appear, and the policies therefor shall provide that adjustment of any losses thereunder shall include in the negotiation, not be settled or finalized without, and be payable to, Landlord and Others in Interest, to the extent applicable. All such property insurance policies shall contain a provision allowing other insurance that is provided to or for Landlord. All such property insurance policies shall be required of Tenant regardless of whether Tenant or others on behalf of Tenant preform Tenant's Work, Tenant's Changes or any other work in the Demised Premises.

          (e) At least 10 days prior to commencement of construction of any work in the Demised Premises, Tenant and Tenant's contractor shall deliver to Landlord (and Others in Interest, if required by them) certificates of insurance or policies (as provided in Section 16.04(a) hereof) evidencing all insurance coverages provided in this Article 16. Tenant's contractor shall be required to comply with all of such insurance obligations only through final completion of all such work.

          (f) At its own cost and expense, Tenant or its general contractor if other than

Landlord shall, in accordance with all of the insurance requirements of this
Article 16, obtain professional liability insurance for all architects, designers and engineers with regard to all of their work in or in connection with the Demised Premises, in a minimum policy amount of $1,000,000.

          (g) The limits of all insurance provided under this Article 16 (a) shall not limit Tenant's liability to Landlord under this Lease, and (b) shall be subject to increase to the same extent as provided under Section 16.02 (a) with respect to liability insurance.

          (h) All policies of insurance maintained by Tenant under this Article 16 shall be written as primary policies not contributing with, nor in excess of, insurance coverage that Landlord and Others in Interest may have. Tenant shall not carry separate or additional insurance which, in the event of any loss or damage, is concurrent in form or would contribute with the insurance required to be maintained by Tenant under this Lease.

          (i) Each policy required to be provided hereunder (and each certificate of insurance issued with respect thereto) shall contain endorsements by the Insurer, without disclaimers, that the policies will not be cancelled, materially changed, amended, reduced or non-renewed without at least thirty (30) days prior notice to Landlord and Others in Interest, that the act or omission of any insured will not invalidate the policy as to any other insured, and that Tenant (or the general contractor, as the case may be) solely shall be responsible for payment of all premiums under such policies and that neither Landlord nor Others in Interest shall have any obligations for the payment thereof.

          (j) In the event Tenant shall fail to procure and place any insurance required under this Lease, after notice to Tenant, Landlord may, but shall not be obligated to, procure and place same, in which event the amount of the premium paid shall be refunded by Tenant to Landlord within 30 days of notice, as additional rent.

     16.05 Tenant shall procure and maintain at all times during which Tenant shall be required under this Lease to maintain property insurance a clause in, or a written endorsement on, all policies applicable to such insurance pursuant to which the insurer waives subrogation (or consents to a waiver by Tenant of a right of recovery) against Landlord, Others in Interest and the employees, agents and licensees of any of the foregoing, and Tenant agrees not to make claim against or seek to recover against (and Tenant hereby releases Landlord for any claim which it otherwise might have against) Landlord and Others in Interest in connection with any loss or damage covered by any such policies. If Tenant shall decide not to insure for) or to selfinsure part of any loss for) business interruption or to the extent that Tenant shall be a self-insurer (including, without limitation, any deductible under any insurance policy), Tenant hereby releases Landlord and Others in Interest from all loss or damage which could have been covered by an insurance policy if Tenant had chosen.

     16.06 If Tenant shall decide not to insure for (or to self-insure or co-insure part of any loss for) business interruption and/or if Tenant shall at any time fail to maintain property insurance as, and to the extent, required under this Lease, Tenant hereby releases Landlord and

Others in Interest from all loss or damage which could have been covered by such insurance if Tenant had chosen.

                                   ARTICLE 17

                                Tenant's Changes

     17.01 After completion of the initial preparation of the Demised Premises as provided for in Article 4, and subsequent to receipt of a certificate of occupancy or permission to occupy as provided in Section 5.02 hereof, Tenant may not, at any time or from time to time during the Term make any alterations, additions, installations, substitutions and improvements (hereinafter collectively called "changes" and, as applied to changes provided for in this Article, "Tenant's Changes") in and to the Demised Premises, (a) without at least 20 days prior notice to Landlord with respect to decorating and other changes not exceeding in the aggregate $25,000, and (b) with Landlord's prior written approval with respect to all other changes. Tenant's Changes shall be performed on the following conditions, provided that in no event shall such changes result in a violation of or require a change in the certificate of occupancy applicable to the Demised Premises:

          A. The outside appearance, character or use of the Building shall not be affected, and no Tenant's Changes shall weaken or impair the structural strength or, in the opinion of the Landlord, lessen the value of the Building;

          B. No part of the Building outside of the Demised Premises shall be physically affected;

          C. The proper functioning of any of the mechanical, electrical, sanitary and other services systems of the Building shall not be adversely affected;

          D. In performing the work involved in making such changes, Tenant shall be bound by and observe all of the conditions and covenants contained in this Article;

          E. At the Expiration Date, Tenant shall on Landlord's written request remove Tenant's Changes and restore the Demised Premises to their condition prior to the making of any changes permitted by this Article, reasonable wear and tear excepted (unless at the time of requesting Landlord's consent to (and requesting a response as to Tenant's removal obligations, at the time of surrender of) Tenant's Changes, Landlord advised Tenant that Tenant would be required so to remove, and, even then, only where the cost of such removal exceeds the cost of removal of any of Tenant's Work which may have been replaced by such Tenant's Changes);

          F. With respect to each change performed by Tenant (other than decorating or other changes costing in the aggregate less than $25,000), Tenant shall pay to Landlord, as additional rent, upon demand, the reasonable costs incurred by Landlord in connection with such change, including, without limitation, costs of supervision, plus 10% of such costs for overhead and indirect job costs;

          G. Before proceeding with any change (exclusive of changes in items constituting "Tenant's Property" as defined in Article 18) Tenant shall submit to Landlord plans and specifications, together with all contractors and subcontractors that Tenant proposes to perform Tenant's Changes (all of whom shall be reputable and have had at least 7 years experience in their respective trade), for the work to be done, for Landlord's approval in writing, and, if such change requires approval by or notice to the lessor of a superior lease or the holder of a superior mortgage, Tenant shall not proceed with the change until such approval has been received, or such notice has been given, as the case may be, and all applicable conditions and provisions of said superior lease or superior mortgage with respect to the proposed change or alteration have been met or compiled with at Tenant's expense; and Landlord, if it approves the change, will request such approval or give such notice, as the case may be; any change for which approval has been received shall be performed strictly in accordance with the approved plans and specifications, and no amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord. Tenant shall not be permitted to install and make part of the Demised Premises any materials, fixtures or articles which are subject to liens, conditional sales contracts, security agreements or chattel mortgages; and

          H. Tenant shall comply with all other terms and conditions of this Lease in connection with Tenant's Changes, including, without limitation,
Section 10.03 hereof. Notwithstanding the foregoing, Landlord shall have the option of performing Tenant's Changes at the work Charge.

     17.02 All Tenant's Changes shall at all times comply with laws, order and regulations or governmental authorities having jurisdiction thereof, and all rules and regulations of Landlord (in addition to those expressly provided in this Lease) which, in Landlord's opinion, are necessary to protect its interest, including without limitation, a guaranty of completion, payment and restoration; and Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant's Changes and for final approval thereof upon completion, and shall cause Tenant's Changes to be performed in compliance therewith and with all applicable requirements of insurance bodies, and in good and first class workmanlike manner, using materials and equipment at least equal in quality and class to the original installations of the Building. Tenant's Changes shall be performed in such a manner as not to interfere with the occupancy of any other tenant in the Building nor delay, or impose any additional expense upon Landlord in the construction, maintenance, or operation of the Building, and shall be performed by union contractors or mechanics approved by Landlord. Throughout the performance of Tenant's Changes, Tenant, at its expense, shall carry and shall cause all contractors, agents and other persons performing Tenant's Changes to carry, all additional insurance under Article 16 hereof applicable as a result of, or based upon, Tenant's Changes. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Tenant's Changes and, on request, at reasonable intervals thereafter during the continuance of Tenant's Changes. No Tenant's Changes shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not "Tenant's Property" (as defined in Article 18), unless Landlord's prior written consent is first obtained and unless such fixtures, equipment or other property shall be promptly replaced, at Tenant's expense and free of superior title, liens and claims, with fixtures, equipment or other property (as the case may be) of like utility and at least equal value (which replaced fixtures, equipment or other property shall thereupon become the property of the Landlord), unless Landlord shall otherwise expressly consent in writing.

     17.03 Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's Changes which shall be issued by the appropriate department of the municipality where the Building is located or any other public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord against any and all mechanics and other liens in connection with Tenant's Changes, repairs, or installations, including but not limited to the liens of any conditional sales of, or chattel mortgages upon, any materials, fixtures, or articles so installed in and constituting part of the Demised Premises and against all costs, attorneys' fees, fines expenses and liabilities reasonably incurred in connection with any such lien, conditional sale or chattel mortgage or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of all such liens within ten (10) days of the filing of such lien against the Demised Premises or the Building. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the lesser of the maximum permitted by law or three (3%) percent per month or portion thereof from the respective dates of Landlord's making of the payment or incurring of the cost and expense shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant on demand. If Tenant makes any such payment it shall not be entitled to any set-off against rent due hereunder. Tenant agrees that it will not at any time prior to or during the Term, either directly or indirectly, use any contractors, labor or materials in the Demised Premises, if the use of such contractors, labor or materials would, in Landlord's opinion, create any difficulty with other contractors or labor engaged by Tenant or Landlord or would in any way disturb harmonious labor relations in the construction, maintenance or operation of the Building or any part thereof or any other building owned or operated by Landlord or any affiliate of Landlord.

     17.04 All of Tenant's Changes, whether performed by Landlord or by Tenant shall be performed only during regular time union working hours. If Tenant requires Landlord to perform work during other hours, or if Tenant desires to perform work through its contractors, agents or employees, Tenant shall pay as additional rent, the cost of employing such additional union help as shall be required under the rules and regulations of the unions employed in connection with the Building. Payment shall be made by Tenant to Landlord within ten (10) days after being billed therefor.

                                   ARTICLE 18

                               Tenant's Property

     18.01 All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the Commencement Date or during the Term, whether or not by or at the expense of the Tenant, shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant except an hereinafter in this Article expressly provided.

     18.02 All fixtures, furnishings, equipment, including Tenant's movable shelving, movable files and movable work stations, but exclusive of work performed by Landlord at Landlord's cost and expense pursuant to the provisions of Article 4 hereof and exclusive of any electric meter and related wiring and parts, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, without expense to the Landlord, and can be removed without structural damage to or defacement of the Building (all of which are herein called "Tenant's Property"), shall be and shall remain the property of Tenant and may be removed by it at any time during the Term; provided that if any of the Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises or to the Building or the Real Property resulting from such removal. Any fixtures, equipment or other property for which Landlord shall have granted any allowance to the Tenant as a credit or substitution in kind shall not be deemed to have been installed by or for the account of the Tenant without expense to Landlord, and shall not be considered as Tenant's Property. Any partitions installed by Landlord, whether movable or not, shall not be considered Tenant's Property. Landlord shall not be obligated to return and/or reinstall any partitions supplied to Tenant which are returned by Tenant to Landlord due to enlargement, reduction or change in the Demised Premises. Landlord waives any Landlord's lien against the aforementioned movable shelving, movable files and movable work stations and other of Tenant's personalty and will execute any instruments as Tenant may reasonably request affirming said waiver without cost or obligation to Tenant.

     18.03 At or before the expiration of this Lease, Tenant shall remove, at its expense, from the Demised Premises, all of Tenant's Property and shall repair any damage and make any replacements to the Demised Premises or the Building resulting from or necessitated by such removal, and shall pay all other costs of such removal.

     18.04 Any items of Tenant's Property which shall remain in the demised Premises after the expiration of this Lease, may, at the option of the Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability, in such manner as Landlord may see fit. Tenant agrees to reimburse Landlord for the costs of removal and for the coat of repairing any damage to the Demised Premises or the Building arising out of Tenant's failure to remove Tenant's Property pursuant to the terms of this Lease.

                                   ARTICLE 19

                                   Surrender

     19.01 On the last day of the Term, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord broom clean, in good order, condition and repair except for ordinary wear and tear and damage by fire or other insured casualty, restored as provided in Section 17.01, if applicable.

     19.02 Prior to such surrender Tenant shall (a) remove Tenant's Property subject to the provisions of Article 18 hereof, (b) at Landlord's request remove Tenant's Changes as provided in Section 17.01, and (c) at Landlord's request, repair any damage and make any replacements to the Real Property resulting from or necessitated by such removal, and restore those parts of the Demised Premises from which the removal referred to in subparagraphs "a" and "b" above occurred, to a condition which will blend with and be comparable to and compatible with adjacent areas. If Tenant shall fail to perform as provided in this Section 19.02, Landlord shall have the right to do so at Tenant's cost and expense, without further notice or demand upon Tenant, and Tenant shall indemnify Landlord against all loss or liability resulting therefrom, including, without limitation, any delay in granting occupancy of the Demised Premises to a future occupant.

     19.03 In the event Tenant remains in possession of the Demised Premises after the termination of this Lease without the execution by Landlord and Tenant of a new Lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Demised Premises as a Tenant from month to month, at a monthly rental equal to three (3) times the Base Rent and additional rent payable during the last month of the Term, subject to all of the other terms of this Lease insofar as the same are applicable to a month to month tenancy.

     19.04 Tenant hereby indemnifies and agrees to hold Landlord harmless from and against any loss, cost, liability, claim, damage, fine, penalty, and expense, including reasonable attorneys' fees and disbursements, resulting from delay by Tenant in surrendering the Demised Premises upon the termination of this Lease as provided in this Article 19, including without limitation, any claims made by any succeeding tenant or prospective tenant based upon such delay.

                                   ARTICLE 20

                       Recording and Estoppel Certificate

     20.01 Tenant agrees not to record this Lease. At the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording, which Tenant may record. Such memorandum shall not in any circumstance be deemed to change or otherwise affect any of the obligations or provisions of this Lease.

     20.02 Tenant agrees, at any time and from time to time, as requested by Landlord, or the holder of any superior lease or superior mortgage, upon not less than ten (10) days prior notice, to execute and deliver without cost or expense to the Landlord a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the

Base Rent and additional rent have been paid, and stating whether or not, to the best knowledge of the Tenant, the Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the Tenant may have knowledge, and specifying as to such other matters an may be reasonably requested and as are part of the standard form or request of such holder of any superior lease or superior mortgage, it being intended that any such statement delivered pursuant thereto may be relied upon by any other person with whom the Landlord, or the holder or any superior lease or superior mortgage, may be dealing.

                                   ARTICLE 21

                       Events of Default and Termination

     21.01  This Lease and the Term and estate hereby granted are subject inter
                                                                          -----
alia to the limitation that whenever Tenant shall make an assignment for the
----
benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency in filed against Tenant, or whenever a petition shall be filed by or against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall seek to consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or whenever a permanent or temporary receiver of Tenant or of, or for, the property of Tenant shall be appointed, or if Tenant shall plead bankruptcy or insolvency as a defense in any action or proceeding, then, Landlord, (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for sixty (60) days may give Tenant a notice of intention to end the Term at the expiration of five (5) days from the service of such notice of intention, and upon the expiration of said five (5) day period (whether or not the event resulting in such default shall have been cured within such five (5) day period) this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided as in Article 30. The foregoing provisions of this Section 21.01 also shall be applicable to Guarantor as though wherever the word "Tenant" is used the words "and/or Guarantor" immediately followed.

     21.02 This Lease and the Term and estate hereby granted are subject to the further limitation that (a) whenever Tenant shall default in the payment of any installment of Base Rent, or in the payment of any additional rent, on any day upon which the same shall be due and payable (following 5 days notice of such default from Landlord to Tenant with respect to two of such defaults in any Rent
Year), or (b) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, other than the payment of rent, and if such situation shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord to the risk of civil or criminal liability or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not duly institute within such thirty (30) day period and diligently prosecute to completion within an additional 30 days all steps necessary to remedy the same, or, (c) whenever any event shall occur or any contingency shall arise whereby this Lease or any interest therein or the estate hereby granted or any portion thereof or the unexpired balance of the Term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by
Article 22, or (d) whenever Tenant shall abandon the Demised Premises, or a substantial portion of the Demised Premises shall remain vacant for a period of ten (10) consecutive days, unless such vacancy arises as a result of a casualty; then in any such event covered by subsections "a", "b", "c" or "d" of this
Section 21.02, at any time thereafter, Landlord may give to Tenant a notice of intention to end the Term of this Lease at the expiration of ten (10) days from the date of service of such notice of intention, and upon the expiration of said ten (10) days (whether or not the event resulting in such default shall have been cured within such ten (10) day period) this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 30.

                                   ARTICLE 22

                       Assignment, Subletting, Mortgaging

     22.01 Neither this Lease nor the Term and estate hereby granted, nor any part hereof or thereof, nor the interest of Tenant in any sublease or the rentals thereunder, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant by operation of law or otherwise, and neither the Demised Promises nor any part thereof, shall be encumbered in any manner by reason of any act or emission on the part of Tenant or anyone claiming under or through Tenant, or shall be sublet or be used or occupied or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant or for any purpose other than as permitted by this Lease, without the prior written consent of Landlord, at Landlord's sole discretion, in every case, except as expressly otherwise provided in this Article. For purposes of this Article 22, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, its parent or any entity having a controlling interest in either (including, without limitation, any capital stock issued in connection with any transfer), or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, however accomplished, whether in single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, and (ii) a takeover agreement shall be deemed a transfer of this Lease.

     22.02 If this Lease be assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof be sublet or be used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the rents herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provision of Section 22.01, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to assignment, mortgaging, subletting or use or occupancy by others shall not in any wise be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgage, or subletting or use or occupancy by others not expressly permitted by this Article. Notwithstanding any assignment, subletting, mortgaging or use or occupancy by others, Tenant shall remain fully responsible and liable to Landlord for all of the terms and conditions of this Lease, and for all acts and omissions of any assignee, subtenant, user or occupant of the Demised Premises, or anyone claiming through or under any of the foregoing, which shall be in violation of any of the obligations of Tenant hereunder. Tenant agrees to pay to Landlord reasonable counsel fees incurred by Landlord in connection with any proposed assignment of Tenant's interest in this Lease or any proposed subletting of the Demised Premises or any part thereof (including, without limitation, the exercise by Landlord of any options under section 22.04B or C, and the preparation and/or review of any and all documents in connection with any rights under this Article 22). References in this Lease to use or occupancy by others, that is anyone other than Tenant, shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees and other claiming under or through Tenant, immediately or remotely.

     22.03 A. Upon at least 20 days prior notice to Landlord, if Tenant is a corporation, this Lease may be assigned to a corporation into which Tenant merges or consolidates, or to any other corporation which controls, is controlled by, or under common control with Tenant, so long as the Demised Premises continue to be used for the Permitted Use; the transfer is not principally for the purpose of transferring the leasehold estate created hereby; the net worth of the assignee is at least equal to or in excess of the net worth of Tenant immediately prior to such assignment; the assignee assumes by documents satisfactory to Landlord all of Tenant's obligations to be performed under this Lease; and subject to all of the other terms and conditions of this Lease.

            B. Tenant may, without Landlord's approval, sublet up to 5,000 rentable square feet of contiguous space in which Tenant shall provide and conduct an office services business pursuant to which others may share or use offices with Tenant providing office support services as part thereof (including, without limitation, secretarial services, telecopy, telephone and photocopy services and conference room use), on the following terms and conditions:

               1. Tenant shall give Landlord at least 20 days prior notice of each such sublet together with the information specified in Sections 22.04B 1, 2, 3 and 4.

               2.  The provision of Sections 22.04E (i), (iv), (v), (ix), (x),
(xii) and (xiv) shall be applicable hereto.

               3. No more than the lesser of 2 offices (or 500 rentable square feet) shall be subleased to the same individual or entity or any affiliated or related individual or entity. The foregoing 2 offices may be Increased to 3 or 4 offices subject to Landlord's consent not to be unreasonably withheld.

     22.04 In the event that at any time or from time to time prior to or during the Term Tenant desires to sublet all or any portion of the Demised Premises (other than pursuant to Section 22.03):

          A. Tenant shall submit to Landlord a written notice of Tenant's desire to sublet, which shall contain or be accompanied by the following information:

               1. a description identifying the space to be sublet (which shall include appropriate means of ingress and egress; and

               2. the terms and conditions (including without limitation the proposed commencement and termination dates) of the proposed subletting.

     Landlord shall have the option to be exercised by notice to Tenant within thirty (30) days after receipt of such notice to require a surrender of the Demised Premises or part thereof involved, as the came may be, including Tenant's leasehold improvements therein, upon the terms and conditions hereinafter set forth.

          B. If Landlord fails to exercise its option as above provided and Tenant still desires to sublet all or any part of the Demised Premises, Tenant shall submit to Landlord a written request for Landlord's consent to such subletting, which request shall contain or be accompanied by the following information:

               1. a description identifying the space to be sublet (which shall include appropriate means of ingress and egress);

               2. the terms and conditions (including without limitation the proposed commencement and termination dates) of the proposed subletting;

               3.   the name and address of the proposed subtenant;

               4. the nature and character of the business of the proposed subtenant and of its proposed use of the Demised Premises; and

               5. current financial information, and any other information as Landlord may reasonably request, with respect to the proposed subtenant.

     Landlord shall have the option to be exercised by notice given to Tenant within twenty (20) days after the later of (i) receipt of Tenant's request for consent or (i) receipt of such further information as Landlord may reasonably request pursuant to clause 5 of Section 22.04B above, to require a surrender of the Demised Premises or as to the part thereof involved, as the case may be, including Tenant's leasehold improvements therein, upon the terms and conditions hereinafter set forth.

          C. If Landlord shall exercise its option to require a surrender of the Demised

Premises as provided in Section 22.04A or 22.04B hereof, then upon the proposed commencement date of the subletting specified in Tenant's notice given pursuant to Section 22.04A or 22.04B hereof, the Demised Premises or the part thereof involved, as the case may be, shall be delivered to Landlord in accordance with the provisions of the Lease relating to surrender of the Demised Premises at the expiration of the Term, and this Lease shall cease and terminate insofar as the Demised Premises or part thereof involved, as the case may be, is concerned with the same force and effect an though such proposed commencement date were the date set forth in this Lease an the expiration of the Term. If only part of the Demised Premises is involved, the terms and conditions of the Lease shall remain in full force and effect as to the remainder of the Demised Premises, except that the Base Rent and additional rent shall be proportionately reduced based upon the number of rentable square feet of such part of the Demised Premises surrendered, and except further to the extent that appropriate modifications of other terms or Provisions of this Lease (including, without limitation, Proportionate Share) should be made to reflect such elimination of such part of the Demised Premises surrendered. Notwithstanding the foregoing, in the event that less than all of the demised Premises is surrendered,

               1. Landlord shall cause to be constructed, at its cost and expense, such alteration and connections as may be required in order to physically separate such surrendered part of the Demised from the balance of the Demised Premises; and

               2. At least thirty (30) days prior to the proposed commencement date specified above, Landlord shall have free access to enter to the Demised Premises in order to complete such construction referred to in clause "1" above, and to the extent that there are less than thirty (30) days between Landlord's exercise of its option to require a surrender and such proposed commencement date, such proposed commencement date shall be extended by a like number of days.

          D.   Intentionally Omitted.

          E.   If Landlord shall not exercise either of its options under
Section 22.04A or 22.04B hereof, Tenant shall not sublet (other than as permitted pursuant to Section 22.03) without Landlord's prior consent, which shall not be unreasonably withheld provided that with respect to any subletting the following further conditions shall be fulfilled:

          (i) There shall be no advertisement, public communication or listing of the availability of the Demised Premises for subletting without the prior written consent of Landlord, which shall not be unreasonably withheld; it is specifically understood that the foregoing condition shall not prohibit advertisements, communications or listings (x) among brokers, which are not available to the general public, or (y) in professional or trade journals, or publications of equal dignity, or the yellow pages of the Westchester County telephone directory, insofar as the use specified in Section 22.03B is involved. It shall not be unreasonable for Landlord to deny its consent if any advertisement or public communication (which shall not be construed as a listing with a broker) shall list the rental rate in any way or shall adversely reflect on the dignity, character or prestige of the Building;

          (ii) No space shall be sublet to another tenant, or to a related entity of any other tenant, or to any other occupancy of the Building; if Landlord shall then have available for rent comparable or similar space in the Building;

          (iii) No subletting shall be to a person or entity which has a financial standing less than that of Tenant at the time of execution of this Lease and is of a character, is engaged in business, is of a reputation, or proposes to use the sublet premises in a manner, not in keeping with the standards in such respects of the other tenancies of the Building;

          (iv) The subletting shall be expressly subject to all of the obligations of Tenant under this Lease, and, without limiting the generality of the foregoing, the sublease shall impose at least the same restrictions and conditions with respect to use as are contained in Section 1.01 and Article 8 hereof, and shall specifically provide that there shall be no further subletting of the sublet premises;

          (v) That part, if any, of the term of any such sublease or any renewal or extension thereof, which shall extend beyond a date one (1) day prior to the expiration or earlier termination of the term, shall be a nullity;

          (vi) The subletting shall not have the effect, or give the utility serving the Building with electricity cause to claim, that Landlord will not be permitted to serve the Demised Premises or the portion thereof so sublet, or any of the other lease portions of the Building, with electricity, on a "rent inclusion" basis as provided for herein;

          (vii) No such subletting shall result in there being, in addition to Tenant and any occupants of Tenant's offices service business, more than three (3) subtenants, users or occupants in the Demised Premises;

          (viii) The Base Rent and additional rent for any such subletting shall be not less than the greater of (a) that provided for under this lease on a per square foot basis for the space as proposed to be sublet, and (b) the then going market rental rate for comparable space and for a comparable term in the Building (or if none is or has been currently leased or subleased, then comparable space and term in a comparable building in the area in which the Building is located;

          (ix) The proposed subtenant shall not be a person then negotiating with Landlord for the rental of any space in the Building;

          (x)    The subleased premises shall be used for the Permitted Use;

          (xi) The business of the subtenant shall not be in violation of any restriction against competition contained in any other lease of at least 15,000 rentable square feet to which Landlord is a party;

          (xii) Landlord shall be furnished with a copy of the agreement of sublease to be executed, at least ten (10) days prior to its execution, and with a duplicate original of the sublease, within ten (10) days after the date of its execution;

          (xiii) Tenant shall pay to Landlord, an additional rent, a sum equal to 50% of the amount of (a) all Base Rent and additional rent and any other consideration paid or payable to Tenant by any subtenant which is in excess of the Base Rent and additional rent then being paid by Tenant to Landlord pursuant to the terms hereof (after deducting from such excess the reasonable net costs incurred by Tenant for brokerage and subtenant improvements in connection with such sublease), and (b) any other profit or gain realized by Tenant from any such subletting; if only a part of the Demised Premises is sublet, then the Base Rent and additional rent paid therefor by Tenant to Landlord shall be deemed to be that fraction thereof that the area of said sublet space bears to the entire Demised Premises;

          (xiv) Tenant shall have fully and faithfully complied with all of the terms, covenants and conditions of this Lease on the part of the Tenant then to have been performed under this Lease: and

               (xv) Every sublease shall contain substantially the following language:

          "In the event a default under any superior lease covering all or any portion of the premises demised hereby results in the termination of such superior lease, this sublease shall, at the option of the lessor under such superior lease, remain in full force and effect and the subtenant hereunder shall attorn to and recognize such lessor as owner and landlord hereunder and shall promptly upon such lessor's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. The subtenant hereunder hereby waives all rights under any present or future laws or otherwise to elect, by reason of the termination of such superior lease, to terminate this sublease or surrender possession of the premises demised hereby."

     22.05 The provisions of this Article 22 shall apply to each such proposed subletting, none of which shall be effective until all of the foregoing shall have been compiled with. Notwithstanding any subletting, Tenant and any future sublessor shall remain liable for the full performance of all the terms and conditions of this Lease on the part of the Tenant to be performed.

                                   ARTICLE 23

                                Security Deposit

     23.01 A. As security for the punctual performance by Tenant of each and every obligation of it under this Lease (the "Liabilities"), Tenant hereby covenants and agrees with Landlord that, except as provided herein, it will not enter into any pledge, credit retention or security or similar agreement (nor execute financing statements pursuant thereto) selling, transferring, or conveying, or creating a lien in and to any of the following, whether now existing or owned or hereafter arising or acquired (collectively, the "Receivables"):

               Tenant's right, title and Interest in "Management Fees" (as hereafter defined) which are now, or which in the future may be receivable by it pursuant to: (1) the Agreements of Limited Partnership, as currently amended, for ICON Cash Flow Partners, L.P., Series A; ICON Cash Flow Partners, L.P., Series B; ICON Cash Flow Partners, L.P., Series C; ICON Cash Flow Partners, L.P., Series D, ICON Cash Flow Partners, L.P., Series E; and (2) any other public limited partnerships of a similar form or nature formed or sponsored by Tenant or any subsidiaries of Tenant in which Tenant or any of its subsidiaries is General Partner and/or Manager (collectively, the "Limited Partnership" and each individually, a "Limited Partnership").

     Tenant represents and warrants that the Receivables are, and that they and all future Receivables will remain during the Term of this Lease, free and clear of all liens, security interests and further encumbrances except as permitted by the terms hereof and of the applicable Partnership Agreement.

          B. Landlord shall not have any obligation or liability under the contracts and agreements included in the Receivables by reason of this Article 23, nor shall Landlord be obligated to perform any of the obligations or duties of Tenant thereunder or to take any action to collect or enforce any claim for payment thereunder.

          C. Tenant shall not sell, assign or otherwise dispose of any of the Receivables, and shall not create or authorize creation of any lien, security interest or other charge or further encumbrance upon or with respect to them except as permitted by the terms of this Article 23 and of the applicable Partnership Agreement.

          D. (i) In the event that Tenant violates the representations, warranties and covenants set forth in this Article 23 (which representations, warranties and covenants are hereinafter referred to as the "Negative Pledge"), Landlord shall give Tenant written notice of said violation ("Landlord's Notice of Violation") and Tenant shall have twelve (12) days to cure said violation (or to deposit with Landlord, as alternate security, cash or a "Letter of Credit", as hereinafter defined, in either case in the amount specified below at subsection 23.04). In the event that Tenant has failed to either cure the violation described in Landlord's Notice of Violation or to deposit with Landlord the alternate security in cash, or in the form of a Letter of Credit, by the close of business on the twelfth (12th) day following Landlord's rendition of such Notice, then Landlord shall have the right to file one or more financing and/or continuation statements and amendments thereto, relative to all or any part of the Receivables and the "Collateral" (as hereinafter defined) without the signature of Tenant, and the above-described Negative Pledge automatically shall convert to a positive and deliberate pledge of all of Tenant's

Receivables, and all proceeds and products of the foregoing (in the aggregate the "Collateral") to Landlord in the aggregate amount specified below at subsection 23.01D(ii). Tenant hereby irrevocably appoints Landlord as its attorney-in-fact, with full authority in its place and stead and in its name to sign in the name and on behalf of Tenant UCC-1 financing statements reasonably necessary to accomplish the purposes of this Section 23.01D(i), and to file same in the locations specified below at Section 23.01D(iii)(b). In the event that Tenant deposits with Landlord the alternate security in cash, or in the form of a Letter of Credit, within the above-described twelve day period but falls to cure the violation described in Landlord's Notice of Violation and same continues, then nothing herein shall prevent or preclude Landlord from suing Tenant for fraud.

     (ii) The aggregate initial amount of the security interest described in
Section 23.01D(i) shall be $950,000.00; however, said amount shall decline during the first three Rent Years hereunder on a straight line basis at the rate of $26,388.88 per month to, but not below, $500,000.00 on the last day of the third Rent Year, and shall remain at $500,000.00 until the end of the Term unless substitute security, pursuant to the provisions of Section 23.05 below, is delivered to Landlord.

     (iii) Anything In this Article to the contrary notwithstanding, Tenant shall have the right to encumber its Receivables in favor of a bank, insurance company, pension plan, institutional lender, or other third party upon thirty
(30) days prior written notice to Landlord provided that, and only to the extent that, prior to so doing: (a) it grants and delivers to Landlord, in form and substance reasonably satisfactory to Landlord, a first security interest in its Receivables in the then-applicable aggregate amount specified above at Section 23.01D(ii) evidenced by a properly executed and acknowledged security agreement and UCC-1 form financing statements, (b) it files said statements at its cost and expense with the Secretary of State of the State of New York and with the Clerk of the County of Westchester (or the state and county in which Tenant is then headquartered and in which it maintains evidence of its Receivables and records pertaining thereto) to evidence such security interest, and (c) Landlord has received a UCC-11 search report evidencing the proper filing of said UCC-1s.

          E. During the period of time that the Negative Pledge serves as security, Tenant shall provide Landlord with copies of its audited financial statements prepared on an annual basis and with copies of other financial statements, if any, prepared by Tenant as part of any public record. Once Tenant takes possession of the Demised Premises, Tenant shall. at least initially, keep its principal place of business, its principal executive office and the offices where it keeps its records concerning its Collateral, at the Building and Tenant shall give Landlord prior written notice of any change in the location of same.

          F. If any "Default" (as hereinafter defined) shall have occurred and be continuing after Landlord has filed UCC-1 against Tenant's Collateral as permitted by Section 23.01D(i) hereof, or after Tenant has filed any such UCC-1s pursuant to Section 23.01D(iii) hereof, then Landlord (i) may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the New York Uniform Commercial Code and other applicable laws and agreements; (ii) shall have the right to notify the account debtors or obligors under any

Receivables of the assignment thereof to Landlord to the extent of the sums due Landlord hereunder and to direct such account debtors or obligors to make payment of all amounts due or to become due thereon directly to Landlord; and
(iii) if Landlord is unable to collect 100% of the above sums due Landlord by Tenant under this Lease, Landlord shall have the right to notify Tenant's bank of the amounts due Landlord plus of all monthly installments thereafter coming due under this Lease and such notice shall serve as direction to such bank to debit Tenant's account in the amounts specified in Landlord's notice and pay said amounts directly to Landlord in accordance with this Lease. Upon such notification, Tenant at its expense shall take all steps necessary to enforce collection of any such Receivables for Landlord. After such notification and during the continuation of a Default: (a) Tenant shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or in part any account debtor or obligor thereunder, or allow any credit or discount thereon outside of the ordinary course of business; and (b) all amounts and proceeds received or collected by Tenant in respect of the Receivables or other collateral up to the total amount due Landlord shall be received in trust for Landlord and shall be forthwith paid over to Landlord in the same form an so received (with any necessary endorsement). Nothing herein shall be read as authorizing Landlord to collect more than one hundred percent of the sums due Landlord by Tenant under the Lease.

          G. Tenant covenants that: (i) all Management Fees payable by the Limited Partnerships In existence on the date of this Lease are as of said date payable only to Tenant; (ii) all Management Fees payable by existing and/or by future Limited Partnerships will be receivable by and paid to no entity other than Tenant, unless thirty days prior written notice that they are payable to another party to delivered by Tenant to Landlord together with a security agreement from said other party granting to Landlord rights in said other party's Collateral that are substantially similar to those granted by Tenant to Landlord herein; (iii) it shall do nothing further to limit its right to receive Management Fees or to terminate any agreements (whether now existing or hereafter created) under which It receives or is to receive Management Fees;
(iv) it shall take all steps necessary to maintain in full force and effect all such agreements; and (v) it shall not exercise any right as general partner or Manager (as such term is defined in existing agreements of Limited Partnership) or managing agent of any Limited Partnership or to Appoint a new or substitute Manager, or to transfer its rights to Management Fees to a new or substitute Manager without prior written notice to Landlord and the delivery to Landlord from said new Manager of a security agreement granting to Landlord rights in said newly appointed Manager's Collateral that are substantially similar to those granted by Tenant to Landlord herein.

     23.02. A. For purposes of this Article 23: (i) "Default" shall mean any of:
nonpayment and/or nonperformance of any of the Liabilities, or the breach of any covenant, representation or warranty made by Tenant herein; and (ii) "Management Fees" shall mean those fees representing compensation to Tenant or its subsidiaries for the provision to the applicable Limited Partnership(s) of day-to-day management of assets including, but not limited to, marketing and leasing and releasing of equipment, monitoring the use of collateral for financing transactions, arranging for necessary maintenance and repairs of equipment, collecting revenues, paying operating expenses not paid directly by lessees, determining that equipment is used in accordance with all operative contractual arrangements, and providing clerical and bookkeeping services.

          B.   Any amounts received or collected by Landlord pursuant to this
Article 23 shall be applied in whole or in part by Landlord against all or any part of the Liabilities, in such order as Landlord shall reasonably determine in accordance with this Lease. Any surplus in excess of the security to which Landlord to then entitled under the terms of this Article remaining after satisfaction in full of all Liabilities shall be paid over to Tenant.

     23.03 A. Anything to the contrary hereinabove notwithstanding, Tenant shall have the right, at any time upon thirty days prior written notice to Landlord, to substitute for the security interest above described, as the security for the Liabilities, a sight, demand, unconditional, irrevocable one year letter of credit (the "Letter of Credit") in the amount specified in
Section 23.04, issued by a national, commercial bank, naming Landlord as payee, and providing that (a) in the event of and during the continuance of any Default by Tenant, Landlord may draw on such Letter of Credit in a sufficient amount, and may apply the proceeds of such drawing, to cure the Default and, at Landlord's election to reimburse Landlord for any sum which Landlord may incur and to which Landlord is entitled to be reimbursed under this Lease by reason of the Default, and (b) in the event that such Letter of Credit is not renewed or replaced with a like-kind Letter of Credit, prior to 30 days before the maturity or expiration date of such Letter of Credit, then the full amount of such Letter of Credit may be drawn by, and paid to, Landlord on or after such date thereupon Landlord shall deposit such proceeds in a bank account and the same shall constitute the Security Deposit. In the case of every drawing described in clause (a) of the preceding sentence. Tenant shall, on demand, pay to Landlord a cash sum equal to the proceeds so drawn which shall be placed in a bank account and when added to the undrawn principal balance of the Letter of Credit shall total at all times an amount equal to the sum specified in Section 23.04.

          B. On receipt of a Letter of Credit pursuant to subsection A above, Landlord shall promptly release Tenant from its obligation under the negative Pledge described in Section 23.01 and any cash deposits provided to Landlord pursuant to Section 23.03.

          C. Interest an any cash security deposit shall accrue to Tenant, be applied against any further security payments due hereunder from Tenant. and the balance. if any, shall be payable as follows: if at the end of the Term Tenant shall not be in default under this Lease, the security deposits, or any balance thereof, together with any interest earned thereon, shall be returned to Tenant, within thirty (30) days after the Expiration Date. If prior to the Expiration Date Tenant shall be entitled under the terms of this Article to reduce the amounts held as security hereunder, then so long as Tenant shall not be in default under this Lease, so much of the Letter of Credit and security deposits hereunder or any balance remaining thereof shall be returned to Tenant as will result in there being on deposit with Landlord reduced security deposits in accordance with the terms of Sections 23.04 and 23.05 hereof.

          D. In the event of a sale of the land and Building, the leasing of the whole Building or the transfer of the Building to the holder of any superior mortgage or superior lease, Landlord shall have the right to transfer the security, whether then in form of a Negative Pledge, a security interest in Receivables or Collateral, a Letter of Credit or cash in a bank account, to any vendee, lessee or holder who recognizes Tenant's rights under this Lease and assumes Landlord's obligations under this Lease. Landlord shall thereupon be released by Tenant from all liability for the return or release of such security and, Tenant shall thereupon look solely to the new landlord for the return or release of said security. It is agreed that the provisions hereof shall apply to every transfer made of the security to a new landlord. In connection with any such transfer where any of the security then in the form of a Letter of Credit, Tenant shall cause the Letter of Credit to be amended so as to name such transferee as payee, and if the foregoing is not effected by Tenant within five days of Landlord's written request, Landlord shall have the right to draw down the Letter of Credit and transfer the proceeds thereof to such transferee.

          E. Tenant further agrees that it will not assign or encumber or attempt to assign or encumber the cash security deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

     23.04 The amount of the Letter of Credit shall be determined by the Rent Year in which the said substitution is made. If substitution is made at the beginning of the first Rent Year, the face amount of the Letter of Credit shall be $400,000.00; however, said amount shall decline during the first three Rent Years hereunder on a straight-line basis to be $200,000.00 on the last day of the third Rent Year. at which amount it shall remain until the end of the Term unless substitute security, pursuant to the provisions of Section 23.05 below, is delivered to Landlord.

     23.05 Anything to the contrary hereinabove notwithstanding, no later than thirty days prior to the expiration of the sixth Rent Year, Tenant shall deposit with Landlord as security for the punctual performance by Tenant of the Liabilities, either (i) cash or (ii) a Letter of Credit meeting all the requirements other than amount specified at Section 23.03, in either case in a sum equal to two times (x) the average monthly Base Rent payable for the seventh through twelfth Rent Years of the Term, plus (y) the monthly increases then payable under Articles 6 and 10. Upon receipt of said deposit in accordance with the requirements of this Section 23.05, (1) Landlord shall promptly return to Tenant any previously delivered Letter of Credit, whereupon Tenant shall be released from its negative Pledge above described at Section 23.01, and (2) for the balance of the Term Landlord shall have all of the rights, and Tenant shall have all of the obligations, described above at Sections 23.03C, D and E. If Tenant shall fail to so deposit timely, such failure shall constitute a Default thereunder and Landlord shall have the right to draw down any Letter of Credit then deposited with Landlord, pursuant to Section 23.03A hereof.

     23.06 Tenant acknowledges that Landlord is relying on each and every one of the covenants, representations and warranties above set forth in this Article 23 in entering into this Lease, and agrees that any violation of said covenants, representations and warranties shall, among all other rights and remedies available to Landlord therefor, constitute fraud.

                                   ARTICLE 24

               Quiet Enjoyment, Subordination and Attornment, and
                              Notice Prior to Suit

     24.01 Landlord covenants that if, and so long as, Tenant pays all of the Base Rent and additional rent due hereunder, and keeping and performing each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Demised Premises without hindrance or molestation by Landlord or by any other person lawfully claiming the same, subject to the covenants, agreements, terms, provisions and conditions of this Lease and to any superior leases and/or superior mortgages.

     24.02 This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all present and future ground leases, over-riding leases and underlying leases and/or grants of term of the land and/or the Building or the portion thereof in which the Demised Premises are located in whole or in part now or hereafter existing ("superior leases") and to all mortgages and building loan agreements, which may now or hereafter affect the land and/or the Building and/or any superior leases ("superior mortgages") whether or not the superior leases or superior mortgages shall also cover other lands and/or buildings, and to each and every advance made or hereafter to be made under the superior mortgages, and to all renewals, modifications, replacements and extensions of the superior leases and superior mortgages and spreaders, consolidations and correlations of the superior mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver at its own cost and expense any instrument, in recordable form, if required, that Landlord, the lessor of any superior lease or the holder of any superior mortgage of any of their respective successors in interest may request to evidence such subordination and Tenant hereby constitutes and appoints Landlord attorney-in-fact for Tenant to execute any such instrument for and an behalf of Tenant.

     Tenant agrees without further instruments of attornment in each came, to attorn to lessor under any superior lease, or the holder of any superior mortgage, as the case may be to waive the provisions of any statute or rule or law now or hereafter in effect which may give or propose to give Tenant any right of election to terminate this Lease or to surrender possession of the Demised Premises in the event a superior lease is terminated or a superior mortgage is foreclosed, and that unless and until said lessor, or holder, as the case may be, shall elect to terminate this Lease, this Lease shall not be affected in any way whatsoever by any such proceeding or termination, and Tenant shall take no steps to terminate this Lease without giving written notice to said lessor under the superior lease, or holder of a superior mortgage, and a reasonable opportunity to cure (without such lessor or holder being obligated to cure), any default on the pact of the Landlord under this Lease. In confirmation of such attornment, Tenant shall promptly execute and deliver at its own cost and expense any Instrument, in recordable form, if required, that Landlord, the lessor of any superior lease or the holder of any superior mortgage or any of their respective successors in interest may request to evidence such attornment, and Tenant hereby constitutes and appoints Landlord attorney-in-fact for Tenant to execute any such instrument for and on behalf of Tenant.

     Landlord shall obtain, and deliver to Tenant within 20 business days following the Execution Date, from the holder of any present superior mortgage and superior lease (and Landlord shall use due diligence to obtain from the holder of any future superior mortgage and superior lease) a "non-disturbance agreement", duly executed by such holder, which shall mean an agreement, in such holder's standard form (so long as consistent to instruments of other such holders in the area in which the Building is located), that so long an Tenant is not in default beyond any applicable cure period, in the event of any termination of the superior lease or any foreclosure of the superior mortgage, this Lease shall not be terminated by Landlord and Tenant shall not be named as a party, unless technically so necessary, in any proceedings in connection therewith.

     24.03 Notwithstanding any contrary provision of this Lease, Tenant shall not under any circumstances commence any action or proceeding or take any action based upon an alleged breach or default of this Lease by or through Landlord unless and until (a) Tenant shall have notified Landlord thereof, specifying in detail the facts of the alleged breach or default, and (b) Landlord shall not have cured, or used due diligence to cure, said alleged breach or default within 20 days after receipt of said notice.


                                   ARTICLE 25

                                   Brokerage

     Tenant represents that, in the negotiation of this Lease, it dealt with no broker or brokers other than the Leasing Broker, and based thereupon Landlord agrees to pay to the Leasing Broker a brokerage fee per a separate agreement between Landlord and Leasing Broker which either has been entered into at the time of signing this Lease or which may hereinafter be entered into. Tenant thereby indemnities Landlord and agrees to hold Landlord harmless from any and all losses, costs. damages, expenses, claims and liabilities, Including, without limitations court costs and attorneys' fees and disbursements, arising out of any inaccuracy or alleged inaccuracy of the above representation. Landlord shall have no liability for brokerage commissions arising out of any sublease by Tenant, and Tenant shall and does hereby Indemnify Landlord and hold Landlord harmless from any and all liabilities for brokerage commission arising out of any such sublease.


                                   ARTICLE 26

                   Re-Entry by Landlord on Tenant's Default,
                            Curing Tenant's Defaults

     26.01 If this Lease shall terminate for any reason whatsoever, Landlord or Landlord's agents and employees may, without further notice, immediately or at any time thereafter enter upon and re-enter the Demised Premises, or any part thereof, and possess or repossess itself thereof either by summary dispossess proceedings, ejectment or by any suitable action or proceeding at law, or by agreement, and may dispossess and remove Tenant and all other persons and property from the Demised Premises without being liable to indictment, prosecution, or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises and the right to receive all rental income again as and of its first estate and interest therein. The words "enter" or "re-enter", "possess" or "repossess" an herein used, are not restricted to their technical legal meaning. In the event of any termination of this Lease under the provisions of Article 21 or re-entry under this Article or in the event of the termination of this Lease or of re-entry by summary dispossess proceedings, ejectment or by any suitable action or proceeding at law, or by agreement, by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Base Rent and additional rent due up to the time of such termination of this Lease or of such recovery of possession of the Demised Premises by Landlord, as the came may be, and shall also pay to Landlord damages as provided In Article 30.

     26.02 In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for In this Lease.

     26.03 Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

     26.04 If this Lease shall terminate under the provisions of Article 21, or if Landlord shall re-enter the Demised Premises under the provisions of this
Article 26, or in the event of the termination of this Lease or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Base Rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 30 or pursuant to law.

     26.05 If Tenant shall default in the performance of any covenant, agreement, term, provision or condition herein contained, Landlord without thereby waiving such default, may perform the same for the account and at the expense of Tenant without notice in case of emergency and in any other case if such default continues after three (3) days from the due date of the giving by Landlord to Tenant of written notice of intention to do so. Bills for any reasonable and necessary expense incurred by Landlord in connection with any such performance by Landlord for the account of Tenant, and reasonable and necessary bills for all costs, expenses and disbursements, including (without being limited to) reasonable counsel fees, incurred in collecting or endeavoring to collect the Base Rent or additional rent or other charge or any part thereof or enforcing or endeavoring to enforce any rights against Tenant under or in connection with this Lease, or pursuant to law, whether or not any action or proceeding is instituted, payable by Tenant, within three (3) days of notice to Tenant and if not paid when due, the amounts thereof shall immediately become due and payable as additional rent under this Lease together with interest thereon at the lesser of the maximum rate permitted by law or the rate of three (3%) percent per month or portion thereof from the date the said bills should have been paid in accordance with their terms. Landlord reserves the right, without liability to Tenant and without constituting any claim or constructive eviction, to suspend furnishing or rendering to Tenant any property, material, labor, utility or other service, wherever Landlord is obligated to furnish or render the same at the expense of Tenant in the event that (but only for so long as) Tenant is in arrears in paying Landlord therefor.

          26.06 To secure the payment of all rent and its performance of this Lease, Tenant grants to Landlord an express first and prior lien and security interest on all Tenant's Property which may be placed in the Demised Premises, and also upon all proceeds of any insurance which may accrue to Tenant by reason of the destruction or damage of any such Tenant's Property. Tenant will not remove such Tenant's Property from the Demised Premises (except in the ordinary course of business) without the written consent of Landlord until all arrearages in rent have been paid. Tenant waives the benefit of all exemption laws in favor of such lien and security interest. This lien and security interest is given in addition to Landlord's statutory lien and is cumulative with it. Upon the occurrence of an event of default, these liens may be foreclosed with or without court proceedings by public or private sale, so long as Landlord gives Tenant at least fifteen (15) days' notice of the time and place of the sale. Landlord will have the right to become the purchaser if it is the highest bidder at such sale. Contemporaneous with its execution of this Lease (and if requested after such execution by Landlord), Tenant will execute and deliver to Landlord Uniform Commercial Code financing statements in form and substance sufficient (upon proper filing) to perfect the security interest granted in this Section. If requested by Landlord, Tenant also will execute and deliver to Landlord Uniform Commercial Code continuation statements In form and substance sufficient to reflect any proper amendment of, modification in, or extension of the security interest granted in this Section.

                                   ARTICLE 27

                                    Notices


     27.01 Whenever either party shall consist of more than one (1) person or entity, any notice, statement. demand, or other communication required or permitted and any payment to be made shall be deemed duly given or paid if addressed to or by (or in the case of payment by check, to the order of) any one of such persons or entities who shall be designated from time to time an the authorized representative of such party. Such party shall promptly notify the other of the identity of such person or entity who is so to act on behalf of all persons and entitles then comprising such party and of all changes in such identity.

     27.02 Any notice, statement, demand, request or other communication required or permitted pursuant to this Lease or otherwise shall be in writing and shall be deemed to have been properly given if addressed to the other party at the address hereinabove set forth (except that after the Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Building), and (a) if sent to such address by (i) registered or certified United States mall, return receipt requested, postage prepaid, or (ii) United States Express mail or private reputable overnight carrier, charges prepaid, or (b) if personally delivered to such address to an officer, partner or other authorized representative of the other party, receipt requested, then in any of such events referred to in clauses (a) and (b) above, notice shall be deemed to have been given, rendered or made upon delivery, or if rejected when delivery was attempted. Either party may, by notice as aforesaid, designate a different address or addresses (not to exceed two) for notices, statements, demands or other communications intended for it. However, notices requesting After Hours services pursuant to Sections 7.01 and 11.03 may be given, provided they are in writing, by delivery to the Building Superintendent or any other person in the Building designated by Landlord to receive such notices, and notice of fire, accident or other emergency shall be given by telegram or by personal delivery of written notice to that address designated for this purpose from time to time by the respective parties hereto.

     27.03 Tenant shall give notice to Landlord promptly after Tenant learns thereof (a) of any accident in or about the Demised Premises or the Building,
(b) of all fires in the Demised Premises, (c) of all damages to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible or which constitutes Landlord's property, and (d) of all damage to or defects in any parts or appurtenances of the Building's sanitary, electrical, heating, ventilating, air conditioning, elevator and other systems located in or passing through the Demised Premises.

                                   ARTICLE 28

                  Rules and Regulations; Laws and Requirements
                             of Public Authorities


     28.01 Tenant covenants that promptly it shall notify Landlord of any written notice it receives of the violation of, and Tenant shall comply with, all present and future laws, statutes, codes, rules, regulations and requirements of any Federal, State, Municipal or other public authorities which shall, with respect to the Building or the Demised Premises or the use and occupation thereof or the abatement of any nuisance therein, impose any violation, order, duty or obligation in connection with or arising from (a) Tenant's or any other party's use of the Demised Premises, (b) the manner of conduct of any business therein or the operation of any installations, equipment or other property therein, (c) any cause or condition created by or at the instance of Tenant or any other party, (d) breach of any of Tenant's obligations hereunder, or (e) any event which with notice or the passage of time, or both, would constitute a default under this Lease.

     28.02 Tenant and its employees and scents shall, at their sole cost and expenses, faithfully observe and company with (a) the Rules and Regulations annexed hereto as Exhibit "C", and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which do not unreasonably affect the conduct of Tenant's business in the Demised Premises; provided however, that in case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations changed subsequent to the date of this Lease the provision of this Lease shall control, and (b) all laws, statutes, codes, rules, regulations and requirements referred to in Section 28.01 hereof.


                                   ARTICLE 29
                Non-Liability, Indemnification and Non-Recourse


     29.01 Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant. Its employees, agents, contractors and licensees, and Tenant shall hold Landlord harmless for any injury or damage to Tenant or to any other persons for any damage to, or lose (by theft, vandalism or otherwise) of, any property of Tenant and/or of any other person, irrespective of the cause (unless caused by Landlord's gross negligence or willful act) of such injury, damage or lose, including, without limitation, that caused by water regardless of its source, or that resulting from promulgating or falling to promulgate or enforce any Rules and Regulations specified in Exhibit "C". Landlord shall not be liable in any event for loss of, or damage to, any property entrusted to any of landlord's employees or agents by Tenant, without Landlord's specific written consent. Landlord shall not be liable for the security or physical safety of Tenant, its employees, agents or visitors, including. without limitation, after hours use of the Demised Premises, the Building or the Real Property.

     29.02 Tenant shall defend, indemnify and save harmless Landlord and its agents and employees against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable architects' and attorneys' fees, which may be imposed upon or incurred by or asserted against Landlord and/or its agents by reason or any of the following occurring during the Term, or during any period of time prior to the Commencement Date that Tenant may have been given access to or possession of all or any part of the Demised Premises: (a) any work or thing done in on or about the Demised Premises or any part thereof by or at the instance of Tenant, its agents, contractors, subcontractors, servants, employees, licensees, or invitees; (b) any negligence or otherwise wrongful act or omission on the part of Tenant or any of its agents, contractors, subcontractors, servants, employees, licensees, or invitees (c) any accident, injury, or damage to any person or property occurring in, on or about the Demised Premises or any part thereof, or vault, passageway, or space adjacent thereto; (d) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon written notice from Landlord shall at Tenant's expense resist or defend such action or proceeding by counsel approved by Landlord in writing, which approval Landlord shall not unreasonably be withheld.

     29.03 Except as otherwise provided herein, this Lease and the obligations of Tenant to pay rent hereunder and perform all of the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service, express or implied, to be supplied or is unable to make or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of any Events of Force Majeure, as defined in Section 4.04 hereof; provided that Landlord shall in each instance exercise reasonable diligence to effect performance when and as soon as possible. However, nothing contained in this Section shall be deemed to extend or otherwise modify or affect any of the time limits and conditions set forth in
Section 15.03.

     29.04 Notwithstanding any contrary provisions of this Lease whatsoever, including, without limitation, those pertaining to use and Permitted Use, Tenant shall not use, or permit the use of the Demised Premises or the Real Property so as to create or result in, directly or indirectly, (a) any sudden or gradual spill, leak, discharge, escape, seepage, infiltration, abandonment, dumping, disposal or storage of any hazardous or industrial waste, substance or contamination, effluent, sewage, pollution or other detrimental or deleterious material or substance (including without limitation asbestos), or the disposal, storage or abandonment on the Real Property of any material, tank or container holding or contaminated by any of the foregoing or residues thereof, or the installation of any material or product containing or composed of any of the foregoing, in, on, from under or above the Real Property (the foregoing occurrences being hereinafter collectively called "Environmental Hazard"), or
(b) any violation, or state of facts or condition which would result in a violation, of any Federal, State or local statute, law, code, rule, regulation or order applicable to any Environmental Hazard (the foregoing being hereinafter collectively called "Legal Violation"). In the event of the violation of the foregoing by Tenant, in addition to all other rights and remedies of Landlord under this Lease, regardless of when the existence of the Environmental Hazard or Legal Violation is determined, and whether during the Term or after the Expiration Date, (I) Tenant shall, immediately upon notice from Landlord, at Tenant's sole cost and expense, at Landlord's option either (x) take all action necessary to test, identify and monitor the Environmental Hazard and to remove the Environmental Hazard from the Real Property and dispose of the same and restore the Real Property to the condition existing prior to such removal, and/or to remedy any Legal Violation, all in accordance with applicable Federal, State and local statutes, laws, codes, rules, regulations or orders or (y) reimburse Landlord for all costs and expenses incurred by Landlord for engineering or environmental consultant or laboratory services) in testing, investigating, identifying and monitoring the Environmental Hazard and in removing and disposing of the Environmental Hazard and in restoring the Real Property, and/or in remedying any Legal Violation, and (II) Tenant shall and hereby does defend with legal counsel acceptable to Landlord, indemnify and save harmless Landlord and Others in Interest against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including architects' and attorneys' fees and disbursements which may be imposed upon or incurred by or asserted against Landlord and Others in Interest, whether by any governmental authority, Tenant or other third party, by reason of any violation or alleged violation of any of the foregoing provisions of this Section.

     29.05 Tenant shall look solely to the estate and interest of Landlord, its successors and assigns, in the land and Building (or the proceeds thereof) for the collection of a judgment (or other judicial process) requiring the payment of or money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord (or if Landlord is a partnership of any partner of Landlord) shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to either this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Demised Premises.

     29.06 All of the provisions of this Article 29 shall survive termination of this Lease.


                                   ARTICLE 30

                                    Damages

     30.01 If this Lease is terminated under the provisions of Article 21, or if Landlord shall re-enter the Demised Premises under the provisions of Article 26 or in the event of the termination of this Lease, or of re-entry by summary dispossess proceedings, ejectment or by any suitable action or proceeding at law, or by agreement, or by force or otherwise, by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either.

          A. on demand, a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the excess of (1) the aggregate of the Base Rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the expiration of the Term, had this Lease not so terminated or had Landlord not so re-entered the Demised Premises, over (2) the aggregate market rental value (calculated as of the date of such termination or re-entry) of the Demised Premises for the same period, or,

          B. sums equal to the Base Rent and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable quarterly but otherwise upon the terms therefor specified herein following such termination or such re-entry and until the expiration of the Term, provided, however, that if Landlord shall relet the Demised Premises or any portion or portions thereof during said period Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises or any portion or portions' thereof for new tenants, brokers' commissions, advertising expenses, attorneys' fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining Term of this Lease but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled to any suit for the collection of damages pursuant to this

Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment shall be made of the rent received from such reletting and of the expenses of reletting.

     If the Demised Premises or any part thereof be relet by Landlord for the unexpired portion of the Term, or any part thereof, before presentation of proof of such damages to any court, commission, or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable
                                    ----- -----
rental value for the Demised Premises, or any part thereof, so relet during the term of the reletting. Landlord, however, shall in no event and in no way be responsible or liable for any failure to relet the Demised Premises or any part thereof or for failure to collect any rent due upon any such reletting. In the event this Lease is so terminated, Landlord shall use reasonable efforts to relet the Demised Premises.

     30.02 Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 21, or under any provision of law, or had Landlord not reentered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder or otherwise an the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of the termination of this Lease or re-entry on the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 30.01.

     30.03 Anything in this Lease to the contrary notwithstanding, if Tenant shall at any time be in default hereunder, whether or not Landlord shall institute an action or summary proceeding against Tenant based upon such default and whether or not such default results from non-payment of Base Rent or additional rent, or if Tenant requests Landlord to review or execute documents (including, without limitations any sublease or occupancy documents) in connection with this Lease or to grant its consent or approval to the making of Tenant's Changes or any other thing, or otherwise if it is reasonably prudent for Landlord to contact legal counsel, architects, engineers or other representatives or agents as to the form or substance of any of the foregoing, then Tenant shall reimburse Landlord, as additional rent, for all fees, charges and disbursements of such attorneys, architects, engineers or other representatives or agents, thereby Incurred by Landlord.

                                   ARTICLE 31

                Waivers, Failure to Enforce Terms, Modifications

     31.01 Tenant, for itself, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds. does hereby waive and surrender all right and privilege so far as is permitted by law, which they or any of them might have under or by reason of any present or future law, of the service of any notice of intention to re-enter and also waives any and all right of redemption or re-entry or repossession in case Tenant shall be dispossessed or ejected by process of law or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease as herein provided.

     31.02 Tenant waives Tenant's rights, if any, to assert a counterclaim in any summary proceeding brought by Landlord against Tenant, and Tenant agrees to assert any such claim against Landlord only by way of a separate action or proceeding.

     31.03 Tenant waives Tenant's rights, If any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the Items against which any such payments shall be credited.

     31.04 To the extent not prohibited by applicable law, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other or any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Demised Premises, or any emergency or other statutory remedy with respect thereto.

     31.05 The failure of either party to Insist in any one or more instances upon the strict performance of any one or more of the agreements, terms. covenants, conditions or obligations of this Lease, or to exercise any right, remedy, or election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The manner of enforcement or the failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted against the Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations.

     31.06 No agreement to accept a surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this Lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of Tenant's Property in connection with such subletting.

     31.07 A. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agree in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

     B. If, in connection with obtaining, continuing or renewing financing for the Real Property or any part thereof (or leasehold or any interest therein) represents collateral in whole or in part, a banking, insurance or other lender shall request modifications of this Lease as a condition of such financing, Tenant will not withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or adversely affect to a material degree the Tenant's leasehold interest hereby created.


                                   ARTICLE 32

                                    Shoring

     32.01 if an excavation or other substructure work shall be undertaken or authorized upon land adjacent to the Building or in the vaults beneath the Building or in subsurface space adjacent to the said vaults, Tenant, without liability on the part of the Landlord therefor, shall afford to the person causing or authorized to cause such excavation or other substructure work license to enter upon the Demised Premises for the purpose of doing such work as such person shall deem necessary to protect or preserve any of the walls or structures of the Building or surrounding lands from injury or damage and to support the same by proper foundations, pinning and/or underpinning, and, except in case of emergency, if so requested by Tenant such entry shall be accomplished in the presence of a representative of Tenant, who shall be designated by Tenant promptly upon Landlord's request. The said license to enter shall be afforded by Tenant without any claim for damages or indemnity against the Landlord, and Tenant shall not be entitled to any diminution or abatement of rent on account thereof.

                                   ARTICLE 33

         Successors and Assigns, No Other Representations, Construction

     33.01 The obligations of this lease shall bind and benefit the successors and assigns of the parties with the same effect an if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 22 shall operate to vest any rights in any successor or assignee of Tenant, and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 21. However, the obligations of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof and in the event of such transfer such obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article, and such transferee, by accepting such interest, shall be deemed to have assumed such obligations except only as may be expressly otherwise provided elsewhere in this Lease. A lease of Landlord's entire interest in the Building as owner or lessee thereof shall be deemed a transfer within the meaning of this Article 33.

     33.02 This Lease supersedes and revokes all previous negotiations, arangements, letters of intent, offers to lease, lease proposals, brochures, "Representations" (meaning covenants, promises, assurances, agreements, representations, conditions, warranties, statements and understandings) and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives or any other person purporting to represent Landlord or Tenant. Tenant expressly acknowledges and agrees that Landlord has not made, and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, and has not been induced to enter into this Lease by, any Representations, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made and executed between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease, and no such Representations not so expressly herein set forth shall be used in the interpretation or construction of this Lease, and Landlord shall have no liability for any consequences arising as a result of any such Representations not so expressly herein set forth.

     33.03 If any of the provisions of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                                   ARTICLE 34

                            Miscellaneous Provisions

     34.01 All work, including but not limited to, waxing or additional cleaning that Tenant does or shall do in the Demised Premises, shall be done with union labor and materials only, by contractors approved in writing by Landlord, shall at all times conform to the standards of the Building and shall comply with all laws and/or requirements of public authorities. Tenant, as additional rent, shall indemnify and hold harmless Landlord, against any loss or damage Landlord may sustain by reason of, and against, any orders, decrees. judgments; attorneys' fees and expenses resulting from, failure of Tenant to comply with provisions hereof.

     34.02 The Article headings in this Lease and the Table of Contents prefixed to this Lease are inserted only as a matter of convenience or reference, and are not to be given any effect whatsoever in construing this Lease.

     34.03 Any provision of this Lease which requires a party not to unreasonably withhold its consent, (a) shall be read as if the word "withhold" read "withhold, delay or defer", and (b) shall never be the basis for any award of damages (unless exercised in intentional and deliberate bad faith) or give rise to a right of setoff to the other party, but shall be the basis for a declaratory judgment or specific injunction with respect to the matter in question.

     34.04 Wherever in this Lease Landlord performs any work due to Tenant's default as set forth in Section 26.01 hereof, due to Tenant's failure to perform any of the conditions on its part to be performed hereunder, or wherever Landlord otherwise performs work at Tenant's cost and expense, then such work performed at the Work Charge.

     34.05 This Lease is offered to Tenant for signature with the express understanding that it shall not be binding upon Landlord unless and until, within 10 business days after the date Tenant signs this Lease, Landlord shall have executed and delivered a fully executed copy to Tenant ("Execution Date"), and the holder of any and all superior mortgages shall have approved the same; it is understood that such holder already has sent to Tenant a letter confirming such holder's agreement to make available $725,000 for purposes of paying costs of Tenant's Work.

     34.06  Intentionally omitted.

     34.07 This Lease shall be governed in all respects by and construed under the Laws of the State of New York.

     34.08 This Lease shall be construed without any regard to any presumption or other rule regarding construction against the party Causing this Lease to be drafted.

     34.09 Notwithstanding any cancellation or termination of this Lease, nothing herein shall be construed to release Tenant from any liability or responsibility (whether then or thereafter accruing) with respect to any acts, omissions or obligations of Tenant occurring prior to such cancellation or termination, all of which shall survive such cancellation or termination.

                                   ARTICLE 35

                                   Cafeteria

     35.01 Landlord shall provide space on the ground floor of the Building for use as a public cafeteria, which Tenant's employees may use in common with other tenants of the Building, and Landlord shall provide an operator therefor to operate the cafeteria ("Cafeteria"). Landlord shall use due diligence to cause the Cafeteria to be opened and in operation by January 1, 1993. In the event the Commencement Date has occurred and the Cafeteria is not so open and in operation by January 1, 1993, then until such operation occurs, Landlord shall make available other space in the Building for employees of Tenant and other tenants in the Building to use for the consumption of food, and in such space Landlord shall cause to be provided food and beverages for sale to such employees; if and for so long as Landlord is required but fails to provide such other space, other than due to Force Majeure, Landlord shall owe Tenant a reduction at a rate of $1,000 per month.

                                   ARTICLE 36

                                 Storage Space

     36.01 Landlord shall provide approximately 5,000 rentable square feet of storage space in the basement level of the Building ("Storage Space"), for Tenant's "dead file storage". Notwithstanding anything to the contrary, the rights and obligations under this Article 36 are based upon, and subject to, the following:

     (a) The Storage Space shall be used only in accordance with all applicable laws, statutes and codes.

     (b) The Base Rent for the Storage Space shall be at the rate of $5.00 per rentable square foot per annum (following the first four Rent Years during which no Base Rent for the Storage Space shall be due), subject to increase under Articles 6 and 7 hereof as though the Storage Space originally had been included and leased under this Lease.

     (c) Tenant may not sublease or assign the Storage Space except to a party to whom or which Tenant may have subleased all of the Demised Premises in accordance with this Lease.

     (d) The terms and conditions of the leasing of the Storage Space shall be as follows, except to the extent that the parties otherwise mutually agree:

          (i) The Storage Space shall be delivered to Tenant "as is" and in the same condition in which any prior tenant vacated it, and none of Landlord's obligations under Article 4 or elsewhere in this Lease, regarding improvement of any space shall be applicable. Tenant shall be responsible to secure the Storage Space, subject to Landlord's approval not to be unreasonably withheld.

          (ii) The term of the leasing of Storage Space shall be the same as the Term of this Lease.

          (iii) No credit against (or contribution towards) cost of improvements or other items shall be applicable to the Storage Space.

          (iv) The term "Demised Premises" shall be deemed to include the Storage Space.

          (v) There shall be no increases in the parking spaces as a result of the Storage Space.

          (vi) None of Landlord's services provided under this Lease (including, without limitation, those provided under Articles 11 and 12 hereof) shall be applicable or provided to the Storage Space.

          (vii) Except as otherwise in this Article 36, and except as sense otherwise would require due to the fact that storage space rather than office space is involved, all of the other terms and conditions of this Lease shall be applicable to the Storage Space as though the

Storage Space had been included in this Lease as of the Commencement Date of the Term.

                                   ARTICLE 37

                               Continuation Term

     37.01 Provided that this Lease is in full force and effect, that Tenant is not in default under this Lease beyond any applicable notice and cure period, and that tenant has not then subleased more than 25% of the Demised Premises or assigned this Lease (other than to an affiliate), then Tenant shall have the option to continue leasing for an additional period of five years commencing on the day immediately following the Expiration Date ("First Continuation Term") upon the following terms and conditions:

     (a) The space to be included in the First Continuation Term shall be the same space as was included in the Lease at the moment immediately prior to the commencement of the First Continuation Term.

     (b) Tenant shall exercise its option to lease for the First Continuation Term by notifying Landlord thereof ("First Continuation Notice") not later than ten full calendar months prior to the Expiration Date of the Term.

     (c) Provided that Tenant complies with the conditions in Section 37.01 (b) hereof, then the following terms shall be applicable to the First Continuation
Term:

          (i) The Demised Premises shall be delivered to Tenant "as is", in their same condition, and none of Landlord's obligations under Articles 4, 5, Exhibit B or elsewhere in this Lease regarding improvement of any space shall be applicable.

          (ii) No rent concession or credit against the cost of, or Landlord's contribution to the cost of, any improvements or work shall be applicable.

          (iii) The same "escalators" or adjustments in rent as are provided in Articles 6, 7, 10, 12 and elsewhere in this Lease shall be applicable, except that the bases and base years used in connection with such adjustments shall be changed to those applicable to the single calendar year in which the First Continuation Term commences (and which shall be taken into consideration, among other factors, in determining "Fair Market Rent" pursuant to Section 37.01(d) hereof).

          (iv) The After Hours Heating Charge, After Hours Cooling Charge and After Hours Ventilating Charge shall be those amounts which Landlord is then charging therefor to new tenants in the Building (or if no such new tenants, then in the Adjoining Building, or if no such new tenants there, then in comparable buildings in the area of the Building).

          (v) The annual Base Rent for each Rent Year during the First Continuation Term shall be increased to the greater of (I) the sum of the Base Rent and additional rent as adjusted under all of the escalation provisions of the Lease (including, without limitation Articles 6 and 10 of the Lease) applicable to the last month of the original Term, multiplied by 12 so as to annualize the same, and (II) the amount determined under Section 37.01(d) hereof.

          (vi) All of the other terms and conditions of this Lease shall be applicable to the First Continuation Term other than rent, any further right to renew (except for the Second Continuation Term), and other than as may be reasonably necessary because a renewal term rather than an original term, and a previously occupied space rather than a new space, is involved.

     (d) Promptly following receipt by Landlord of the First Continuation Notice timely given as provided in Section 37.01(b), Landlord shall notify Tenant of the amount which, in Landlord's reasonable opinion represents the fair market Base Rent during the First Continuation Term. Within ten (10) days of such notice, if Tenant disagrees, Tenant shall notify Landlord that Tenant so disagrees that the Base Rent therein provided constitutes the "Fair Market Rent", as hereinafter provided, and shall specify what Base Rent, in Tenant's opinion, constitutes the Fair Market Rent ("Tenant's Base Rent Notice"). In the event no Tenant's Base Rent Notice in timely given to Landlord as aforesaid, the Base Rent set forth in Landlord's said notice shall be deemed the Fair Market Rent. In the event Tenant's Base Rent Notice is timely given, the following procedure shall be used in determining Fair Market Rent (sometimes hereinafter called "Fair Market Rent Procedure"):

     In the event the parties cannot agree upon the Fair Market Rent within 7 business days of Tenant's Base Rent Notice, then at the request of either party to the other (called the "initial request"), the parties shall jointly choose a real estate appraiser (who shall have had at least ten (10) years experience as an appraiser, and who shall also be a person involved in commercial office leasing in the White Plains, New York area), whose decision shall be final and binding. If the parties do not agree upon such a third party and notify in writing the other thereof within 7 business days of such initial request, then within 7 additional business days each party shall choose such a real estate appraiser and notify in writing the other thereof, and the joint decision of such real estate appraisers regarding Fair Market Rent shall be final and binding, (or, failing such choice, or, if such choice is made, failing notice to the other within such 7 business day period, the decision of one real estate appraiser timely chosen shall be final and binding). If the two real estate appraisers do not agree within 7 business days of the end of the 7 business day period mentioned in the immediately preceding sentence, then they shall choose a third such real estate appraiser within 5 business days, or if they do not agree upon a third, then either party may make a request of the Chairman of the Real Estate Section of the Westchester County Bar Association of the appointment of such an appraiser, and the decision of such third real estate appraiser regarding Fair Market Rent shall be final and binding.

     37.02 Provided that this Lease is in full force and effect, that Tenant is not in default under this Lease beyond any applicable notice and cure period, and that Tenant has not then subleased more than 25% of the Demised Premises or assigned this Lease (other than to an affiliate), then Tenant shall have the option to continue leasing for an additional period of five years commencing on the date immediately following the end of the First Continuation Term

("Second Continuation Term") upon the following terms and conditions:

          (a) All of the provisions of Section 37.01(a), (b), (c) and (d) shall be applicable to this Section 37.02 as though reference therein to "First Continuation Term" and "First Continuation Notice" were changed herein to "Second Continuation Term" and "Second Continuation Notice", respectively, except that,

                (x) reference in Section 37.01(b) to "Expiration Date" shall be changed to "expiration of the First Continuation Term" for purposes herein; and

                (y) the parenthetical exception in Section 37.01(c)(vi) shall be deleted for purposes of this Section 37.02.

                                   Article 38

                                    Antenna

     38.01 Tenant shall have the right to install (and thereafter to modify), subject to Landlord's prior approval (which shall not be unreasonably withheld or delayed) as to location, up to a total of 3 microwave, satellite or other antennas on the Real Property, provided (a) all installations are performed in accordance with all applicable laws, statutes, ordinances, codes and regulations of all authorities having jurisdiction, and Tenant obtains all permits, licenses and approvals required therefor, (b) Tenant indemnifies and holds Landlord harmless from any liability, cost or expense connected with this Section 38.01,
(c) Tenant promptly repairs any damage caused to any part of the Building or the Real Property by reason of such installation including without limitation any repairs to the roof necessitated by or in any way caused or relating to such installations (if made thereon), reasonable wear and tear excepted, (d) Tenant removes such installations and lines and repairs any resulting damage to the Building, reasonable wear and tear excepted, at or prior to expiration of the Term of this Lease, (e) such antenna shall not disturb or interfere with the use and quiet enjoyment of any other tenant in the Building, of any ordinary electrical equipment used by any such tenant within such tenant's demised premises, (f) such installations do not adversely affect the site line of the roof of the Building (if the antenna is installed thereon) or the Real Property and (g) Tenant obtains any additional insurance coverage for the benefit of Landlord and any mortgagee or ground lessor in such amount and of such type as mortgagee may require or Landlord may reasonably require.

     IN WITNESS WHEREOF, the parties hereto have executed this instrument the day and year first above written.

                         LANDLORD:


                         MENDIK REAL ESTATE LIMITED PARTNERSHIP
                         By:  MENDIK REALTY COMPANY, INC.
                              as authorized agent

                         By:_______________________________
                              Signature


________________________ Its:______________________________
  Witness for Landlord        (Title)

                         TENANT:

                         ICON CAPITAL CORP.



_________________________ By:______________________________
     Witness for Tenant       Signature            Corporate
                                                    Seal



_________________________ Its:_____________________________ President
     Witness for Tenant       (Title)



                          _________________________________
                          Tenant's Federal I.D. Number or
                          Social Security Number

FOR CORPORATE TENANT:
--------------------

STATE OF NEW YORK        )
                         )ss:
COUNTY OF WESTCHESTER    )

     On this _____ day of July, 1992, before me personally came _________________________ to me known, who, being by me duly sworn did depose and say that (s)he resides at _______________________________________ that (s)he is the President of ICON CAPITAL CORP., the corporation, described in and which executed the foregoing instrument; that (s)he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that (s)he signed her/his name thereto by like order.


                         _______________________________
                              Notary Public

                                   EXHIBIT A
                                   ---------
                       Floor Plan(s) of Demised Premises

                           (Floor Plan Appears Here)

                                  EXHIBIT A-1

                                 Tenant's Plans
                                 --------------


          Plans prepared by Dennis Noskin Architect P.C. carrying Job #92245 consisting of 11 pages, designated as C1, A1, A2, A3, A4 and A5, and dated 22 June 92, except that pages A-1 and A-5 are revised through June 30, 1992; attached to which pages are plans prepared by Mistretta Designs carrying Job designation "ICON", designated as Interior Finishes Sheet 1, Sheet 2 and Sheet 3, dated June 19, 1992, and designated as Furniture and Outlet Sheet 1 and Sheet 2, dated May 14, 1992 and revised on June 30, 1992.

                                   EXHIBIT B


                       BUILDING STANDARD WORK/WORK CHARGE



The provisions of Paragraphs I through VIII below are included only for the purpose of setting forth and defining the meaning of "Building Standard" work. Thus reference in Paragraphs I through VIII to allowances by Landlord or inclusion of any quantities at Landlord's cost and expense are specifically negated hereby. In addition, such Building Standard items of work shall not limit or describe the items of work which Tenant may include in Tenant's Plans or which shall be performed for Tenant, it being understood that Tenant may perform or cause to be performed other work to the extent in accordance with the requirements of the Lease. For clarification only it is understood that Tenant's Plans (described on Exhibit A-1) differ from this Exhibit B in various respects, and notwithstanding anything in the Lease to the contrary, to the extent provided in Article 4 of the Lease, Landlord shall perform Tenant's Work per Tenant's Plans at Landlord's coat even though such work differ from this Exhibit B.

     I.   Drywall Partitions

          A.   Tenant Interior Partitions

          Partitions shall consist of 2-1/2" metal stud spaced 24" O.C. with one layer of 5/8" gypsum board each side at a ratio of ten (10) lineal feet per 100 square feet of rentable area. Metal studs shall extend from floor to ceiling height. Each side to be taped, compounded and prepared for paint.

          B.  Demising Partition

          Partitions between tenants shall consist of 2-1/2" metal stud spaced 24" O.C. with one layer of 5/8" fire rated gypsum board each side, and batt insulation fill. Metal studs and gypsum board shall extend from floor to slab or structure above, with suitable fire-rated openings to accommodate air conditioning requirements, pipes, ducts or structural penetrations.

          Partitions between tenants and public corridors shall consist of 2-1/2" metal stud spaced 24" O.C. with two layers of 5/8" fire rated gypsum board each side, and batt insulation fill. Metal studs and gypsum board shall extend from floor to slab or structure above with suitable fire rated openings to accommodate air conditioning requirements, pipes, ducts or structural penetrations.

          NOTE: Partitions that end at or below ceiling height, including curved, offset, or angled full height partitions shall be at tenant's expense.

     II.  Doors and Frames

          A.   Interior Office Doors

          Shall be 1-3/4" x 7'0" x 3'0" solid core wood door with dark oak or natural finish, both sides and shall be provided at a ratio of one (1) door per thirty (30) lineal feet of Building Standard Partition.
          Doors shall be prepared to receive Building Standard hardware, with 1/4" undercut for carpet.

          B.   Tenant Entrance Doors

          Shall consist of one 1-3/4" x 7'0" x 3'0" solid core fire-rated label oak door with dark oak or natural finish. Overhead concealed closure, pivot mounted. Supplied at a ratio of one (1) per floor or tenant. Door shall be prepared to receive Building Standard hardware, Sargent #8100 Series, LNB Design, Rose 695 LN, Lover 1445B, Brushed Brass U.S. #10 finish. The lockset shall be keyed to the Building Master.

          C.   Interior Door Frames

          Shall be 16 gauge knock down steel sized for Building Standard doors. Frames shall be reinforced, and templated to receive Building Standard hardware. Frame to be supplied with factory primed finish. Closet doors to be luan 1-3/8". Extra to tenant under 1,000 square feet.

     III. Hardware

          A.   Interior Office Doors

          Hardware shall consist of one (1) pasage latch #8100 Series, Lever 1445B, US 26 Finish. One and a half (1-1/2) pair (primed) butt hinges, one (1) floor mounted door stop and supplied at a ratio of one set per Building Standard door.

     IV.IV.  Acoustic Tile Ceilings

          Ceiling systems shall consist of Ceiling Grid - white finish, fire
          rated, for use with 2'-0" lay-in acoustic ceiling tile.   Finished
          ceiling height shall be at 8'5' above concrete floor.

     V.   Flooring

          A.   Carpet

          Tenant may select from Landlord's Building Standard carpet. Building Standard carpet in assorted colors shall be glued down. Tackless and padding tenant extra.

          B.  Vinyl Tile

          Tenant may elect to substitute vinyl tile for carpet in high maintenance areas and select from the Landlord's Building Standard color palette.

          C.   Vinyl Base

          Vinyl base shall consist of 3 1/2" high solid color vinyl straight edge for carpeted areas and 3 1/2" high cove edge for vinyl tile areas. Colors to be selected from Landlord's Building Standard palette.

     VI.  Painting

          Shall consist of one (1) prime coat and one (1) finish coat for new gypsum board walls, "egg shell' finish, in colors selected from Landlord's Building Standard palette. Hollow metal surfaces shall receive one (1) factory prime coat. one (1) undercoat and one (1) semi-gloss enamel finish coat in colors selected from Landlord's Building Standard color palette. Tenant may elect to have one wall surface per room or office finished in accent paint color. No credit shall be issued for unused options or substitutions.

   VII.   Window Treatment

          Landlord shall furnish thin slat (1") horizontal blinds by Levolor, at all exterior windows in the Landlord's Building standard neutral color (black). Landlord shall provide a suitable drapery pocket at the window for tenant to install drapery at the tenant's own expense. All tenant-supplied drapery or window treatment shall occur on the inside of the space from the Building Standard blinds. No credit or substitutions will be permitted.

   VIII.  Electrical

          A.   Lighting

          Landlord shall provide 3 Lamp - 2' x 4' or 2 lamp - 2' x 2' Parabolic fluorescent lighting fixture at a ratio of one (1) fixture per ninety
          (90) square feet of carpetable area. Fixtures shall be compatible with the lay-in ceiling and shall be installed and initially lamped by the Landlord. Building Standard fluorescent lamps shall be "cool white" in color rendition. Substitution of lamp shall be a tenant's expense, and in accordance with Building Standard.

          B.   Switches

          Light switches shall be "Leviton" or "Sister" specification grade in white or ivory with matching coverplate, installed in quantities as required by codes and regulations of all governmental agencies having jurisdiction, but not less than one (1) switch per office or room.

          C.   Electrical Receptacles

          Convenience receptacles shall be "Leviton" or "Sister" specification grade, three-prong grounded duplex receptacles in white or ivory. No more than eight (8) duplex receptacles shall be installed on each 20 ampere circuit. Receptacles are to be provided on a ratio of one (1) per 125 square feet of carpetable area and mounted within Building Standard gypsum board partitions. Single receptacles requiring a separate or dedicated circuit or receptacles requiring voltage above 120V and amperage above 20 amperes will be provided at the tenant's expense.

          D.   Telephone Receptacles

          All wiring shall be done by others and Landlord has no responsibility for said work which must, however, meet Building Standard criteria and Westchester County codes and not conflict with the progress of construction. Any damage incurred by tenant's contractor shall be the liability of the tenant. Any additional conduit shall be Installed by Landlord's contractors and charged to tenant.

          E.   Electric Power

          The total connected load for tenant's lighting and convenience power shall be 2.4 watts per square foot of installed ceiling area for all purposes, of which, a maximum of 1.5 watts per square foot shall be apportioned for convenience receptacles (120/208V).

          F.   H.V.A.C.

          Landlord to supply Heat, Ventilation and Air Conditioning during normal business hours based on the following conditions:

          One (1) person for every 175 r.s.f.

          Temperature year-round shall be maintained at 72 degrees plus or minus 4 degrees Fahrenheit. The foregoing temperature range based on outside air temperatures between 25 degrees and 85 degrees Fahrenheit.

     IX.  Work Charge

          All work to be performed by Landlord for Tenant under this Lease to the extent it in to be performed at Tenant's cost and expense (including work for which

          Landlord may have agreed to grant to Tenant Landlord's Contribution or any other credit) shall be performed at the "Work Charge", which shall mean (a) the cost charged Landlord by, or paid by Landlord to, Landlord's architects and engineers, contractors, suppliers, materialmen, employees and agents in connection with such work, plus the lesser of (i) 10% of such costs and (ii) $1.50 per square foot of Leased Floor Space for Landlord's general conditions (such as on-the-job services, supervisory personnel and use of elevators and hoists), and (b) if Landlord's employees or agents or those of an affiliate of Landlord are used in connection with such work, an additional sum of 10% of such cost for Landlord's overhead. With respect to any work in connection with the Demised Premises performed by Tenant, the Work Charge shall mean the reasonable costs incurred by Landlord in connection with such work, including, without limitation, costs of supervision, plus 10% of such costs for overhead and indirect job costs.

                                   EXHIBIT C

                             Rules and Regulations

     1. The rights of each tenant in the Building to the entrances, corridors and elevators of the Building are limited to ingress to and egress from such tenant's premises and no tenant shall use, or permit the use of the entrances, corridors or elevators for any other purpose. No tenant shall invite to its premises, or permit the visit of persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, elevators and other facilities of the Building by other tenants. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, elevators, fire exits or stairways of the Building. Landlord reserves the. right to control and operate the public portions of the Building, the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as Landlord deems beat for the benefit of the tenants generally.

     2. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge, if any, or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Each tenant shall be responsible for all persons for whom it requests such permission and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation, or interests of the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation or interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom.
In case of invasion, riot, public excitement or other commotion Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of the tenant, Landlord shall, in no way, be liable to any tenant against the removal of property from the premises of the tenant, Landlord, shall, in no way, be liable to any tenant for any damage or lose arising from the admission, exclusion or ejection of any person to or from a tenant's premises or the Building under the provisions of this rule.

     3. No tenant shall obtain or accept for use in its premises ice, drinking water, food, beverages, towels, barbering, boot blacking, floor polishing, lighting, maintenance, cleaning or other similar services from any persons not reasonably authorized by Landlord in writing to furnish such services. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such regulation as may be fixed by Landlord.

     4. No window or other air-conditioning units shall be installed by any tenant, and only such window coverings an are supplied or permitted by Landlord shall be used in a tenant's premises.

     5. There shall not be used in any space, nor in the public halls of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

     6. All entrance doors in each tenant's premises shall be left locked, and all lights turned out, when the tenant's premises are not in use. Entrance doors shall not be left open at any time. All windows in each tenant's premises shall be kept closed at all times and all blinds therein above the groundfloor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenant's premises.

     7. No noises, including the playing of any musical instruments, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant, and no cooking shall be done in the tenant's premises, except for microwave cooking in Tenant's kitchen area or as expressly approved in writing by Landlord. No dangerous, inflammable, combustible or explosive object, material or fluid shall be brought into the Building by any tenant or with the permission of any tenant.

     8. No tenant shall permit any odors emanating within its premises to seep into any other portion of the Building.

     9. All damages resulting from any misuse of the plumbing fixtures shall be borne by the tenant who, or whose employees, agents, visitors or licensees, shall have caused the same.

     10. Signs and lettering on doors shall be inscribed. painted, or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord. Except for the foregoing, no signs, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the premises or the Building without the prior written consent of Landlord. Tenant shall not advertise, making reference to the Building as Tenant's address, or otherwise, in a manner which impairs the reputation of the Building or its desirability as a first class office building; but this shall not be deemed to reduce Tenant's rights under Section 22.04E(i) of the Lease.

     11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises, and no locks on any door therein shall be changed or altered in any respect. Duplicate keys for a tenant's premises and toilets rooms shall be procured only from Landlord, which may make a reasonable charge therefor. Upon the termination of a tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to Landlord.

     12. Each tenant shall, at its expense, provide artificial light in the premises for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

     13. If the premises become infested with insects or vermin caused by Tenant, such tenant, at its sole cost and expense shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

     14. No tenant shall install or permit to be installed any vending machines, except for snacks and beverages for Tenant's employees in any lunchroom in the Demised Premises.

     15. No animals or birds, bicycle, mopeds or vehicles of any kind shall be kept in or about the Building or permitted therein.

     16. No furniture, office equipment, packages or merchandise will be received in the Building or carried up or down in the elevator, except between such hours as shall be designated by Landlord. Landlord shall prescribe reasonably the method and manner in which any merchandise, heavy furniture, equipment or safes shall be brought in or taken out of the Building, and also the hours at which such moving shall be done. Landlord in all cases retains the right to prescribe the weight and proper position of such heavy furniture and safes. All damages done to the Building by taking in or out such merchandise, heavy furniture or safes or any damages done to the Building while any of said property shall be therein, shall be made good and paid for by tenant on demand.

     17.  Intentionally Omitted.

     18. Reasonable advance notice for the provision of heating, ventilating and air conditioning through the Building System after hours shall be oral or written notice to Landlord's manager of the Building requesting such service not later than 2 p.m. on the date such service is required, or if such date is not a business day, by 2 p.m. on the last business day preceding such date.

     19. The Demised Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

     20. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

     21. No tenant shall mark, paint, drill into, or in any way deface any part of the Demised Premises or the Building. No boring, cutting, or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Demised Premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other materials, soluble in water. The use of cement and other similar adhesive material is expressly prohibited.

     22. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun's rays fall directly on the windows of the Demised Premises.

     23. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building, when, in its judgment it deems it necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building or the equipment thereof, or the comfort of tenants or others in the Building. No recision, alteration of waiver of any rule or regulation in favor of one tenant shall operate as a recision, alteration or waiver in favor of any other tenant.

                                   EXHIBIT D

                        General Cleaning Specifications
                        -------------------------------


GENERAL CLEANING:
----------------

NIGHTLY:
-------

     General Offices:
     ---------------

     1. All hard surfaced flooring to be swept using approved dustdown preparation.

     2. Carpet sweep all carpets, moving only light furniture (desks, file cabinets, etc. not to be moved).

     3. Hand dust and wipe clean all furniture, fixtures appliances, countertops and window sills.

     4.   Empty and clean all ash trays and screen all sand urns.

     5S.  Empty and clean all waste disposal cans and baskets.

     6.   Dust Interiors of all waste disposal cans and baskets.

     7.   Wash clean all water fountains and coolers and appliances.

     Public Lavatories:
     -----------------

     1.   Sweep and wash all floors, using proper disinfectants.

     2. Wash and polish all mirrors, shelves, bright work and enameled surfaces.

     3.   Wash and disinfect all basins, bowls and urinals.

     4.   Wash all toilet seats.

     5. Hand dust and clean all partitions, tile walls, dispensers and receptacles in lavatories and restrooms.

     6.   Empty paper receptacles and remove wastepaper.

     7. Fill and clean all soap, towel and toilet tissue dispensers as needed; supplies therefore to be furnished by Landlord at a reasonable charge to Tenant. If the Demised Premises consist of a part of rentable floor, said charge to Tenant shall be that portion of a reasonable charge for such supplies that is reasonably allocable to Tenant.

     8.   Empty and clean sanitary disposal receptacles

WEEKLY:
------

     1.   Vacuum clean all carpeting and rugs.

     2. Dust all door louvres and other ventilating louvres within a person's reach.

     3.   Wipe clean all brass and other bright work.

QUARTERLY:
---------

High dust the Demised Premises complete, including the following:

     1. Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

     2. Dust clean all vertical surfaces, such as walls, partitions, doors and door bucks and other surfaces not reached in nightly cleaning.

     3. Dust all pipes, ventilating and air-conditioning louvres, ducts, high moldings and other high areas not reached in nightly cleaning.

     4.   Dust all venetian blinds.

     Wash exterior and interior of windows twice per year, subject to weather conditions and requirements of law.

                                  Parking Plan
                                  ------------



                          (Parking Plan Appears Here)
                          ---------------------------